$75,000,000

MINISTRY PARTNERS INVESTMENT CORPORATION

Alpha Class Promissory Notes

                We are offering our Alpha Class, Series AA and CC Notes. Each Series bears interest at a rate equal to a fixed spread above the Index rate for the respective Series and maturity of the Note in effect on the date of sale. The Series AA Notes are offered with maturities of 6, 12, 24, 30 and 60 months. The Series CC Notes have maturities of 120 months and 72 months, respectively.  In the prospectus, the words "we," "us," or "our" refers to Ministry Partners Investment Corporation.

                The Notes are our unsecured and unsubordinated obligations and, except as described below, the Notes will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. Unless sooner terminated, we will continue this Offering until the second anniversary date of this prospectus, subject to applicable federal and state securities laws.

                INVESTING IN OUR NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3. THERE WILL BE NO PUBLIC MARKET FOR OUR NOTES.

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Underwriting Discount(1)	Proceeds to the Company(2)
Minimum Purchase	$250	None	$250
Total	$75,000,000	None	$75,000,000

(1)           We are offering the Notes directly through our officers and selected employees.  None of these persons will receive commissions or other separate compensation for these services. There is no minimum offering.

(2)           Before deduction of filing, printing, legal, accounting and miscellaneous expenses payable by us, which we estimate will not exceed $100,000.

We are owned by certain state and federal chartered credit unions. The Securities and products we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Security Insurance Foundation ("NCUSIF") or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is May 3, 2007

____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

iii

                We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our Company and our business, and our financial condition.

                We suggest you refer to "Frequently Asked Questions Regarding This Offering" included as Exhibit E to this prospectus.

                We are a California corporation. Our principal executive offices are located at 955 West Imperial Highway, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

                The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Loan Agreement, our business and our operating data is contained elsewhere in this prospectus. We encourage you to read this prospectus, including the section entitled "Risk Factors" and the financial statements and notes to the financial statements starting at page F-1 of this prospectus in their entirety before making an investment decision.

                Our business is making and investing in secured loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We generally hold our loan investments for an indefinite period of time.  In the future, we may package and sell securitized pools of our loan investments to other investors and retain an equity or subordinated interest in these securitized pools.

                We use the proceeds from the sale of the Notes and our other borrowings to fund our mortgage loan investments. We may, from time to time, depend on the sale of Notes to repay our previously sold Notes and other borrowings as they become due. We refer to the outstanding Notes and/or other notes we sell to investors as our debt securities. We have sold over $87.1 million of our note securities to investors since 1991.

The Offering                                      This offering is for a total of $75,000,000 of our Alpha Class Notes which may be purchased in one or more of the following Series:

*                  Series AA, which pay interest at a fixed rate depending on the principal amount and maturity of the category of Series AA Note purchased.

*                  Series CC, which pay interest at a variable rate.

The Series AA Notes                 The Series AA Notes are offered in the following six categories with the required minimum purchase for amounts and interest rates stated.

Series AA Note Category	Required Minimum Purchase	Fixed Spread Over Index on Date Sold
		6 Month	12 Month	24 Month	30 Month	60 Month
Category AA1	$1,000	N/A	0.50%	0.75%	0.90%	1.00%
Category AA5	$5,000	0.35%	0.55%	0.80%	0.95%	1.05%
Category AA10	$10,000	0.40%	0.60%	0.85%	1.00%	1.10%
Category AA25	$25,000	0.45%	0.65%	0.90%	1.05%	1.15%
Category AA50	$50,000	0.50%	0.70%	0.95%	1.10%	1.20%
Category AA100	$100,000	0.55%	0.75%	1.00%	1.15%	1.25%

                                                      Generally, the Series AA Notes are offered with maturities of 6, 12, 24, 30 and 60 months.

The Series CC Notes                 The Series CC Notes require a minimum purchase of $10,000 and pay interest which is adjusted monthly to equal the sum of the Index rate, which is the reported yield for the 90-day U.S. Treasury Bill and the following respective amount:

Series CC Note Category	Required Minimum Purchase	Fixed Spread
Category CC10	$10,000	0.45%
Category CC25	$25,000	0.50%
Category CC50	$50,000	0.55%
Category CC100	$100,000	0.60%

All Series CC Notes have a maturity of 72 months but we will prepay the Note in whole or in part upon your request any time, provided you have held your Note for at least the previous 90 continuous days.

Note Terms in General                    Certain common terms of the Notes are summarized below:

The Index                                   The index rate, or Index, is comprised of the closing yields reported for United States Treasury securities having a maturity nearest to the maturities of the Notes being issued on the last business day of the month before the month in which the Note is sold. Although we intend to fix the Index rate only once each month, we reserve the right to change the rates of the Notes we offer more often than monthly. We will offer Notes at rates reflecting the above-stated spreads over the Index. We, however, reserve the right to adjust the spread over the Index as required to ensure the financial stability of the Company and its access to capital at competitive rates. If we change the spread, we will give noteholders at least 30 days written notice of the change, and we will provide potential investors a supplement to this prospectus detailing the new spreads.

Payment of Interest                  Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly, on or before the 5th business day of the next month following the due date. Interest is based on the actual daily principal balance of the Note during the month and is prorated for the first partial payment period. Interest begins to accrue on the date you purchase your Note. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding.

Interest Reinvestment              At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note.

Option                                         This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank                                            The Notes are not secured or guaranteed. The Notes are senior in right to payment to our credit facility. The Notes are generally equal in right to payment with our other existing and future unsecured indebtedness, except they are expressly subordinated to the Previous Alpha Class Notes issued pursuant to the Alpha Class Notes Loan and Standby Agreement dated May 14, 2001, which we refer to as the "Previous Alpha Class Loan Agreement."

Request for Prepayment          You may request at any time that we prepay all or any portion of your Note prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of principal and interest on the Note, less an administrative charge not exceeding 3 months interest payable on the Note.

Our Right to Prepay                 We reserve the right to prepay a Note at our election at any time upon not less

Notes                                            than 30 days nor more than 60 days prior written notice.

Loan Agreement                       We issue the Notes under the Loan and Trust Agreement between us and King Trust Company, N.A. ("King Trust"), whom we refer to as the Trustee. We refer to this agreement as the "Loan Agreement." The Notes are part of up to $200 million of Alpha Class Notes we may issue pursuant to the Loan Agreement, a copy of which is included as Exhibit A to this prospectus. As a condition to your purchase of a Note, you must agree to be bound by the terms and conditions of the Loan Agreement. Among other things, the Loan Agreement requires you to pursue your remedies with respect to any default by us on the Notes through the Trustee.

Protective Promises                  Under the Loan Agreement, we promise you that we will:

*            maintain a tangible adjusted net worth of at least $4.0 million;

*            maintain a fixed charge coverage ratio of at least 1.20 to 1.0;

*            limit our other indebtedness, as defined, to not more than $10.0 million;

*            not enter into certain transactions with our Affiliates;

*            not consummate certain consolidations, mergers or sales of our assets, unless we are the company surviving the transaction and the transaction does not result in an event of default; and

*            not pay dividends or make certain other distributions to our shareholders except under specified conditions.

Our Credit Facility                           We have a credit line with one of our shareholders, Evangelical Christian Credit Union ("ECCU"), in the amount of $5.0 million. The Credit Facility is subordinated to the Notes. We refer to this credit line as the "credit facility".

Use of Proceeds                                 After payment of the costs of this offering, we will use the proceeds to purchase additional mortgage investment. We may also use these proceeds to pay interest and principal due on our currently outstanding Notes as payment becomes due.

Terms of the Offering                      The proceeds from this offering will be paid directly to us and we will use them as described under "Use of Proceeds." This offering is self-underwritten, which means that we are offering and selling the Notes directly. We do not currently pay commissions or fees in connection with the sale of the Notes. We may in the future, however, in our sole discretion, choose to pay finders' fees or to pay commissions to selected independent agents.

                Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related notes.

                If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to repay your Note could be impaired and you could lose all of your investment.

Risks Related to the Notes

                In general, as an owner of a Note, or noteholder, you will have no greater right to payment than that of our other general creditors. At December 31, 2006, we had $54,330,889 of total outstanding debt obligations, of which approximately 73%, 10% and 6% of the principal amount of this debt is due and payable in the years 2007, 2008 and 2009, respectively.

                PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See "Description of the Notes" below.

                YOUR RIGHTS AS A NOTEHOLDER ARE GOVERNED AND RESTRICTED BY THE LOAN AGREEMENT. When you purchase a Note you become a party to the Loan Agreement which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Loan Agreement you could seek remedies against us only through the Trustee appointed under the Loan Agreement. The Loan Agreement requires noteholders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the noteholders. We refer to this vote as a majority vote of the noteholders. Actions approved or authorized by a majority vote which will bind all noteholders include the election and removal of the Trustee, adopting certain amendments and supplements to the Loan Agreement and the Notes, and waiving certain defaults, events of default or breaches by us under the Loan Agreement. Moreover, the Loan Agreement contains cross-default provisions whereby our default on one series of our Note obligations will constitute a default with respect to each other series of Notes outstanding. Thus, noteholders suffering an actual default may be more inclined to take action against us than noteholders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such noteholders may not be able to obtain the required majority vote to appoint a trustee and proceed under the Loan Agreement. In such event, you may have no practical recourse against us. See the description of the Loan Agreement under "The Loan Agreement" below.

                BY EXECUTING YOUR PURCHASE APPLICATION, YOU ADOPT AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE LOAN AGREEMENT AND TO THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. CAREFULLY REVIEW THE LOAN AGREEMENT ATTACHED AS EXHIBIT "A" TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE LOAN AGREEMENT, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE LOAN AGREEMENT, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE LOAN AGREEMENT, ARE SATISFIED.

                THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

                YOU WILL NOT BE ABLE TO RELY ON THE REVIEW OF AN INDEPENDENT UNDERWRITER. When an offering is made through an underwriter, that firm generally takes the responsibility of reviewing and approving the offering in accordance with its professional standards and due diligence procedures. Because we are selling the Notes directly through our officers and employees, you will not be able to rely on an independent underwriter's review of the Offering.

                THE NOTEHOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE LOAN AGREEMENT. Under the Loan Agreement, you and the other noteholders may pursue your remedies in the event of our default or otherwise exercise your rights under the Loan Agreement only through the Trustee.  King Trust is the Trustee.  In the event the Trustee resigns or should the noteholders desire to appoint a different trustee, they may do so only with a majority vote.  Also, finding a suitable trustee and obtaining the majority vote of the noteholders could be time consuming and completion of this appointment process could significantly delay the noteholders' ability to exercise your rights under the Loan Agreement. See "The Loan Agreement" below.

                UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE NOTEHOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE LOAN AGREEMENT WITHOUT YOUR CONSENT. Also, by a majority vote, the noteholders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Loan Agreement to compromise or settle any claims against us by the noteholders and, if such compromise or settlement is approved by a majority vote of the noteholders, the settlement or compromise would be binding on all noteholders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

                WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION UNDER CERTAIN CIRCUMSTANCES. In the Loan Agreement we promise to maintain minimum tangible adjusted net worth, as defined in the Loan Agreement, of at least $4.0 million. For the purposes of this calculation, the amount of the credit facility is treated as a tangible asset. Our ability to keep this promise could be affected in part by our ability to maintain the credit facility or another subordinated credit facility.

                THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

                WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes.  Also, the price in terms of our Notes has not been reviewed by an independent underwriter. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

                WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our previously issued debt securities. Thus, all or a substantial part of the proceeds from this Offering may be used to pay existing debt rather than for mortgage loan investments.

                WE MAY FROM TIME TO TIME HAVE INSUFFICIENT LIQUIDITY, WHICH COULD IMPAIR OUR ABILITY TO TIMELY PAY SOME OR ALL OF OUR DEBT OBLIGATIONS. From time to time, our revenues could be less than our debt obligations. This could be true even though the principal amount of our receivables exceeds that of our liabilities because the rates of payment on our receivables may be slower than that on our obligations. Ordinarily, we expect to be able to draw on our cash reserves and the credit facility to fund these shortfalls. However, if these shortfalls are greater than we anticipate and/or our cash resources are not sufficient, we would need to look for additional financing. If additional financing is not available, we could default on the payment of some or all of our debt securities. Also, a delay or default in the payment of a significant amount of our mortgage loan investments would impair our ability to pay our other debt.

                UNEXPECTED INTEREST RATE FLUCTUATIONS COULD REDUCE OR ELIMINATE OUR PROFIT MARGINS. Our profitability is primarily a function of the spread between the yield on our mortgage loan investments and the interest rates we must pay on our debt securities. A decrease in this spread would adversely affect our profits and could hamper our ability to pay our debt obligations, our general administrative expenses and our other operating costs.

                OUR BUSINESS PLAN INCLUDES INCREASING OUR SOURCES OF LOAN INVESTMENTS. We have in the past purchased the majority of our loan investments from one of our shareholders, ECCU. We have in the past relied on ECCU's ability to underwrite or originate profitable mortgage loan investments. If we are unable to develop other sources for our investment, we may have to continue to rely on ECCU to originate our loan investments. There is no assurance that we could not obtain more profitable or advantageous mortgage loan investments from other sources.

                OUR SHORT-TERM LIQUIDITY COULD DEPEND ON OUR CREDIT FACILITY, AND WE USE OUR CREDIT FACILITY FROM TIME TO TIME FOR OUR TEMPORARY CASH NEEDS. ECCU is under no obligation to extend this credit facility in the future and may, under various circumstances, terminate its existing loans. There is no assurance we can obtain replacement credit if it is necessary.

                BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of institutions currently providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in mortgage loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our mortgage loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

                Moreover, a majority of our loans are to California borrowers or are secured by properties located in California. In the future, however, we may increase the number of our loans to borrowers in other states and/or which are secured by properties located in other states. If there are downturns in economic conditions in any of these regions or states, it could affect the ability to pay the interest on the notes.

                TO TIMELY REPAY THIS DEBT, WE WILL NEED TO MAINTAIN OUR SALE OF NEW INVESTOR LEVELS AND WE WILL NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our mortgage loans is specialized, the prices at which our portfolio could be liquidated are uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and cannot be predicted.

                WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO REPAY OUR DEBT SECURITIES. We anticipate that a significant amount of our new debt securities will be sold to our existing investors upon maturity of their debt securities. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2006 and 2005, 72% and 66%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their Notes. If our investors do not reinvest in substantial amounts, our ability to timely pay our debt could be impaired. There is no assurance that these past rates of reinvestment will continue in the future.

                OUR BUSINESS IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO OPERATE PROFITABLY. We compete with numerous other financial institutions that provide or finance mortgage loans, including banks, savings and loans, and credit unions.

                WE ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST; WE HAVE ENGAGED IN, AND EXPECT TO CONTINUE TO ENGAGE IN, TRANSACTIONS WITH RELATED PARTIES. Our business is subject to possible conflicts of interest as follows:

*         our Chief Executive Officer and Chief Financial Officer are also full-time employees of ECCU;

*         one of our directors is also a director of ECCU;

*         we acquire most of our mortgage loan investments from or through ECCU;

*         we contract with ECCU for our office facilities and administrative services; and

*         we contract with ECCU to service our mortgage loan investments.

                INCREASED LEVERAGE AS A RESULT OF THIS OFFERING MAY HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS. As adjusted to include the sale of the Notes, our total consolidated long-term debt as of December 31, 2006 would have been approximately $28.0 million and would have represented approximately 42% of our total capitalization as of that date. In addition, the Loan Agreement for the Notes will not restrict our ability to incur additional indebtedness.

                Our level of indebtedness could have important consequences to you, because:

*         it could affect our ability to satisfy our obligations under the Notes;

*         the portion of our cash flows from operations required to make interest and principal payments will not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

*         it may impair our ability to obtain additional financing in the future;

*         it may limit our flexibility in planning for, or reacting to, changes in our business; and

*         it may make us more vulnerable to downturns in our business or the economy in general.

                THE NOTES ARE SUBORDINATED TO CERTAIN OF OUR PREVIOUSLY ISSUED ALPHA CLASS NOTES ISSUED UNDER OUR PREVIOUS ALPHA CLASS LOAN AGREEMENT. Also, because the Notes are unsecured, they are effectively subordinated to all of our existing and future secured indebtedness, and are structurally subordinated to all liabilities of our subsidiaries that do not guarantee the Notes.

                THE LOAN AGREEMENT FOR THE NOTES DOES NOT LIMIT THE  AMOUNT OF ADDITIONAL INDEBTEDNESS, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the Loan Agreement limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

                CATASTROPHIC EVENTS MAY IMPAIR OUR MORTGAGE LOAN INVESTMENTS. While our mortgage loans generally require the borrower to adequately insure the property securing the loan against liability and casualty loss, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment.

                IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment. Even though an appraisal of the property may be obtained at the time the loan is originated, the property's value could decline as a result of a number of subsequent events, including:

*         uninsured casualty loss (such as an earthquake or flood);

*              a decline in the local real estate market;

*         undiscovered defects on the property;

*         waste or neglect of the property.

*         a downturn in demographic and residential trends;

*         a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

                The occurrence of any of these factors could severely impair the value of our security for our mortgage loan investment.

                THERE IS A POSSIBILITY THAT WE COULD INCUR FORECLOSURES AND LOSSES IN CONNECTION WITH OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by events such as the 9-11 World Trade Center attacks, the United States' war on terrorism, or the war with Iraq, or by large scale business failures such as the Enron and Global Crossing bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our mortgage loan investments. Also, during times of recession or depression, the demand for our mortgage loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a mortgage loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

                IF WE WERE FORCED TO SELL OUR MORTGAGE LOANS, WE MAY NOT RECOVER OUR INVESTMENT. The amount we could realize upon the liquidation of our mortgage loan investments is uncertain and cannot be predicted. It would depend on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is therefore possible that we would realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them.

                In the event all of the Notes are sold, we estimate that we will receive proceeds from this offering of approximately $74,900,000, after payment of our offering expenses. We estimate our offering expenses will not exceed $100,000. This is a "best efforts" offering and is expected to continue through March  14, 2009. We therefore will have available and expend the offering proceeds over a period of time. We expect to use the net proceeds of the offering for the following purposes:

*         The purchase of mortgage loan investments; and

*         To pay interest and principal due on our outstanding indebtedness (other than subordinated indebtedness owed to our shareholders).

                We have not identified any specific investments we will make with the offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with our shareholders.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

                THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

                YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

                EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENS OR OTHERWISE.

RATIO OF EARNINGS TO FIXED CHARGES

                The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

	Year ended December 31,
	2005	2006
Ratio earnings to fixed charges	2.02[1]	2.08[2]

(1)   For the year ended December 31, 2005, we incurred net income of $1,935,666 and fixed charges of $1,893,205, a surplus of $42,461.

(2)   For the year ended December 31, 2006, we incurred net income of $2,579,222 and fixed charges of $2,385,178, a surplus of $194,044.

                The earnings, fixed charges and related ratios and deficiencies presented above were computed using our earnings and our fixed charges. For these purposes, earnings have been calculated by adding fixed charges to earnings before interest and taxes. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized. The ratio presented above was computed by dividing our earnings by our fixed charges.

                We capitalized $61,804 of deferred financing costs in the twelve months ended December 31, 2006. We had no investments reported on the equity basis during any of the periods presented above.

                Following is a summary of the material terms of the Notes and the Loan Agreement. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Loan Agreement. Copies of Note AA and Note CC are set forth in Exhibit B and Exhibit C to this prospectus, respectively, and a copy of the Loan Agreement is set forth in Exhibit A to this prospectus. We urge you to read the forms of the Notes and the Loan Agreement because they, and not this description, define your rights as a Holder.

General

                The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Loan Agreement, which is intended to constitute an "Indenture Agreement" as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Loan Agreement contains certain required protective provisions benefiting the Holders, as required by the 1939 Act. In addition, the Loan Agreement contains certain financial covenants and restrictions on the payments of dividends and other debt.

                The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness, except that the Notes are subordinate to the Previous Alpha Class Notes.

The Series AA Notes

                Category and Interest Rates. The Series AA Notes are offered in six categories. The Series AA Notes are offered with a term (or maturity) of 6, 12, 24, 30 or 60-months, except the Category AA-1 Note, which is not offered with a 6-month maturity. Series AA Notes require a minimum investment of $1,000. Each category of Series AA Notes bears an interest rate equal to the fixed premium above the Index, which is defined as the reported yield for U.S. Treasury obligations having the same maturity as that of the category of Note purchased. We refer to the respective fixed premium as the "Spread" and to the applicable Index as the "Index." The form of the Series AA Notes is included in Exhibit B to this Prospectus.

                The Categories and respective interest rate spreads over the Index of the Series AA Notes are set forth below.

Category	Series AA Notes Minimum Principal Investment	The Respective Spread Over Index 6 Months 12 Months 24 Months 30 Months 60 Months
AA-1	$1,000	N/A	0.50%	0.75%	0.90%	1.00%
AA-5	$5,000	0.35%	0.55%	0.80%	0.95%	1.05%
AA-10	$10,000	0.40%	0.60%	0.85%	1.00%	1.10%
AA-25	$25,000	0.45%	0.65%	0.90%	1.05%	1.15%
AA-50	$50,000	0.50%	0.70%	0.95%	1.10%	1.20%
AA-100	$100,000	0.55%	0.75%	1.00%	1.15%	1.25%

                The Index is the yield reported for U.S. Treasury obligations having the closest maturity date to the maturity date of the Note purchased on the last day of the month in which the Note was sold. Quoted yields for Treasury obligations are widely available from many sources. MPIC will utilize the best source available to it at any given time.

The Series CC Notes

                Interest and Maturity. The Series CC Notes require a minimum investment of $10,000 at all times. The Series CC Notes are offered in four categories described below.

Category	Minimum Principal Investment	Maturity	Interest Rate
CC-10	$10,000	72 months	Variable, Index + 0.45%
CC-25	$25,000	72 months	Variable, Index + 0.50%
CC-50	$50,000	72 months	Variable, Index + 0.55%
CC-100	$100,000	72 months	Variable, Index + 0.60%

                Series CC Notes have a maturity of seventy‑two (72) months.  However, we will prepay your Series CC Note in whole or in part upon your delivery of your written request, provided unpaid principal balance of your Series CC Note is at least $10,000 and has been for at least the immediately preceding 90 days. The form of the Series CC Notes is included as Exhibit C to this Prospectus.

                General

                The provisions below apply to all of the Notes as applicable unless stated otherwise.

                The Notes are our unsecured general obligations. The Notes rank equal in right of payment with all our existing and future unsecured and unsubordinated indebtedness. The Notes are subordinated to existing or future secured indebtedness as to the assets securing such indebtedness. The Notes are unsubordinated except that they are subordinated to the Alpha Class Notes issued under the Previous Loan Agreement, so long as those notes remain outstanding. The credit facility is subordinated in its right to repayment to the payment of the Notes and Previous Alpha Class Notes.

                Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor's preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Noteholders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

                A Note will be sold with the interest rate in effect on the date a Note is purchased. The interest rates offered on the day of purchase will be confirmed by us upon request. Interest is payable on the Notes monthly, in arrears, on or before the 5th business day of the month next following the date an initial investment or installment investment is received, prorated for the first partial payment period. Interest will be computed on the basis of a 365‑day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds.

                To be entitled to receive the interest effective on any day, an investor's purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi‑annually or annually or to reinvest interest, as described below.

                Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all accrued interest on the Note and will from the date of accrual accrue interest under the terms of the Note as though it were principal. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

                Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See "Certain U.S. Federal Income Tax Considerations."

                We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any prepayment of a Note upon an investor's request as described below.

                A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant the request subject to availability of funds but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account ("IRA"), the investor may incur additional withdrawal penalties, fees, and/or taxes.

                General

We may issue up to an aggregate of up to $200 million of the Alpha Class Notes under the Loan Agreement. There is no limitation on the amount of any Series or Category of Alpha Class Notes we may issue. However, we may not issue any Alpha Class Note if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100 million. Through December 31, 2006, we had sold a total of $63,942,090 of our Alpha Class Notes under the Loan Agreement.  As of December 31, 2006, we also had approximately $33,252,233 of other investor debt securities outstanding.

                As a condition to your purchase of a Note, you agree to adopt and become a party to the Loan Agreement. The Loan Agreement is a contract between the holders of the Alpha Class Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Loan Agreement, which we intend to constitute a "Loan Agreement" under the 1939 Act. We have therefore registered the Loan Agreement and the Notes under the 1939 Act.

                The Trustee

                The Loan Agreement appoints King Trust as Trustee. The Trustee has two main roles under the Loan Agreement:

*         The Trustee is empowered, at the direction of the noteholders, to enforce your rights under the Loan Agreement, including your rights against us in the event we default; and

*         The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

                Successor Trustee, Trustee Eligibility

                The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

                Compensation of the Trustee

                The Trustee is entitled to base compensation plus additional compensation for services it may perform at the direction of the Holders under the Loan Agreement. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Loan Agreement we agree to pay, and the Trustee agrees to look only to us for payment of its compensation and expenses.

                The Trustee's Rights, Duties and Responsibilities

                The Trustee represents the interests of all the noteholders pursuant to the Loan Agreement. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the noteholders. The Loan Agreement requires noteholders who suffer an actual default on their notes to obtain the consent of a majority vote of all noteholders, regardless of Series or maturity or default status, to appoint a trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY NOTEHOLDERS WITHOUT PRACTICAL RECOURSE.

                NO NOTEHOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE LOAN AGREEMENT, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE LOAN AGREEMENT, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE LOAN AGREEMENT, ARE SATISFIED.

                BY EXECUTING THE PURCHASE APPLICATION, EACH NOTEHOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE LOAN AGREEMENT SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE LOAN AGREEMENT (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE LOAN AGREEMENT.

                The Loan Agreement requires the Trustee to exercise its rights and powers vested in the Loan Agreement using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Loan Agreement may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

                The Trustee will not be liable for exercising its rights and powers under the Agreement in certain circumstances including, but not limited to:

*         Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the Holders;

*         Any action or inaction taken in reliance upon its legal counsel or accounts or other experts;

*         Any action or inaction taken in good faith in alliance upon an opinion of the Trustee's legal counsel;

*         Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

*         Any execution of the Trustee's powers under the Loan Agreement through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

                The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Loan Agreement. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Loan Agreement.

                Under the Loan Agreement, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Note on behalf of the noteholders, except in the event of a default where the Trustee is directed to do so by a majority vote of the noteholders.

                Our Continuing Covenants Under the Loan Agreement

                Limits on Our Payment of Dividends. While any Note is outstanding, we may not make, and will not permit any of our subsidiaries to make, a restricted payment. A restricted payment means to: (i) declare or pay any dividend or make any distribution on account of our capital stock (other than dividends or distributions payable in our or any subsidiary's stock or to us or any wholly‑owned subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any of our capital stock or any wholly‑owned subsidiary; or (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, our indebtedness that is subordinated in right of payment to the Notes, unless at the time of a restricted payment, no default or event of default shall have occurred and be continuing or would occur as a consequence thereof;

                In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)          50% of our net income for the period (taken as one accounting period) from the fiscal year ended December 31, 1996 to the end of our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)         100% of the aggregate net cash proceeds we receive from the issue or sale of our capital stock (other than capital stock sold to a subsidiary), debt securities or capital stock convertible into our capital stock upon such conversion, or any funds advanced or loaned to us under the credit facility; plus

(iii)        100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our stockholders.

                However, under the Loan Agreement the following payments are not restricted payments:

(a)   the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)         any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our capital stock, (y) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of our Indebtedness is subordinated in right of payment to the Alpha Class Notes, or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to us), of our capital stock.

                For the purposes of the Loan Agreement, our "net income" means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with generally accepted accounting principles (GAAP).

                Limits on Our Ability to Incur Debt. While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2005 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Notes and/or the previous Alpha Class Notes, to exceed $10.0 million immediately after we incur the indebtedness.

                Under the Loan Agreement:

*         Our "fixed charge coverage ratio" means the ratio of our cash flow to our fixed charges for the applicable period;

*         Our "cash flow" means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is subordinated to the Notes, plus the unused amount of the credit facility and any other financing subordinated to the Notes;

*         Our "fixed charges" means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated to in right of payment amounts due and payable to the Notes; and

*         Our "indebtedness" means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

                The Effect of Our Merger, Consolidation or Sale of Assets. While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting loans held for sale in the normal course of our mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless (i) we are the surviving corporation of such consolidation or merger; and (ii) immediately after such transaction no Default or Event of Default under the Notes exists.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth. In the event that, while any Alpha Class Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which our tangible adjusted net worth is less than the minimum tangible adjusted net worth, we must notify the holders of the Alpha Class Notes of such event and must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of the credit facility to the extent it is subordinated in right for payment on a current basis to the Notes.

                Under the Loan Agreement, our "tangible adjusted net worth" means our adjusted net worth less our intangible assets, if any. Our "adjusted net worth" means the sum of (i) the consolidated equity of our stockholders and of the stockholders of any consolidated subsidiary, plus (ii) the amount of any expressly subordinated credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Alpha Class Notes.

                Requirements That We Keep Certain Books and Records

                We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with generally accepted accounting principles. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

                Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or otherwise disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

                Under California law, our independent directors' fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and our shareholders, which may not, in all circumstances, be the same as those of the holders of the Alpha Class Notes.

                Remedies in the Event of Our Default

                Each of the following constitutes an event of default under the Notes:

*         our default for thirty (30) days in the payment when due of interest or penalty on any Note;

*         our default for thirty (30) days in the payment when due of principal of any Note;

*         if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Loan Agreement; or

*         if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a "payment default") or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

                In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

                If any event of default occurs and is continuing, the noteholders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

                Compromise or Settlement of Claims

                The Trustee may not settle or compromise any rights or claims of the noteholders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the noteholders. Any settlement or compromise so approved would be binding upon all the noteholders.

                The Trustee may withhold from the noteholders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

                Amendment, Supplement and/or Waiver of the Loan Agreement

                The Loan Agreement and/or the Notes may be amended or supplemented by a majority vote of the noteholders. Also, the noteholders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding noteholders based on the aggregate amount of principal and interest and penalty payments due them.

Our Company

                Our mission is to make secured loan financing available to the evangelical Christian community for the acquisition and improvements of churches and church-related properties. We do this by investing in mortgage loans secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations. We obtain funds for our mortgage loan investments primarily from the sale of our debt securities to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations.

                We were incorporated in California in October, 1991 as ECCU's credit union service organization, or CUSO, for the purpose of providing mortgage loans to evangelical churches and church and ministry organizations. We are a taxable organization under both federal and California state law. We are currently a privately held corporation owned by a small number of federal or state chartered credit unions, each of which owns less than a majority of our stock. None of our shareholders has any long term contractual obligations to us, our business or our creditors, other than with respect to their capital contributions to us and with respect to ECCU, its obligations to us under the credit facility. WE ARE SEPARATE FROM ANY CREDIT UNION AND NO CREDIT UNION HAS GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF THE PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY ANY GOVERNMENTAL OR PRIVATE ENTITY. See "RISK FACTORS."

                Our business offices are located at 955 West Imperial Highway, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e-mail: info@ministrypartners.org.

Recent Capitalization

                In November, 2006 we completed a recapitalization whereby ownership of our common stock by ECCU decreased from 100% to 42.31%. Pursuant to this recapitalization, we raised an aggregate of $9,411,742 of new equity capital through the sale of 9,617 shares of our common stock, 72,617 shares of our Class I Preferred Stock, and 19,000 shares of our Class II Preferred Stock.  These securities were issued for cash, except for 5,500 shares of our Class I Preferred Stock were issued in exchange for all 550 shares of our outstanding Series A Preferred Stock. The securities were sold to existing shareholders or accredited investors.

                Our goals are to provide funds for secured loans to evangelical churches and church organizations on a cost effective basis, and to provide funds for member business loans originated by other credit unions. In addition, we intend to operate in such a way as to provide competitive yields to purchasers of our notes, dividends to our preferred shareholders, and a general increase in the value of the Company to all shareholders.

                We are one of the few organizations within the western United States formed to assist local evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties. To date, we have suffered no defaults on our mortgage loan investment(s), and we have not defaulted on or been delinquent in the payment of any interest or principal on our debt securities sold to investors. Upon completion of this offering, we intend to expand the scope of our operations to include packaging and reselling securitized pools of our church and ministry mortgage investments and retaining an equity or subordinated interest in the securitized pools.  In addition, we intend to expand our investment activities to commercial mortgages originated by other credit unions. We anticipate that our experience and expertise in the church and ministry lending market will be transferable to the member business lending market, although there can be no assurance of our success in these activities.

                We were created more than 15 years ago to meet the demand for mortgage financing by churches, ministries and church-related organizations. Since then, this market segment has continued to grow, and both the size of the loans and number of qualified borrowers in this sector has steadily increased. The size of the church and ministry mortgage financing market in the United States has been variously estimated to range between $20 billion and $40 billion annually. While there is no assurance that this market will continue to grow in quantity and quality, we believe that the volume of these loans will continue to exceed the available lending sources for this sector. We base our belief on our past experience with making loans to this market segment. Also, because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more and more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited secondary market for these loans has developed.

                Based on our experience and knowledge of this market sector, we have made the following conclusions.

*               In recent years, the number of new evangelical and Christian church congregations has exceeded the supply of available church buildings. This has largely contributed to a legitimate church resale market and the resulting demand for acquisition financing.

*               The number of churches classified as mega-churches, or churches with 2000 or more in attendance, has increased dramatically in the last 25 years, increasing commensurately the demand for larger and more sophisticated buildings and the necessary financing to construct them. Market research indicates that a new mega-church emerges every three days in the United States.

*               As the population in certain areas, such as southern California, has increased in recent years, the available undeveloped property within existing communities has been absorbed. As a consequence, the number of churches seeking to buy adjacent properties and to remodel existing facilities to accommodate growth has increased.

*               Many existing congregations have owned their church properties for many years and the original loans have been repaid or significantly paid down. These church properties often have substantial appraised values with little or no existing indebtedness. Congregations with stable cash flows often are in a strong financial position and are able and willing to seek financing for expansion and remodeling.

                In addition to our traditional business, we have identified, through market research, a significant opportunity to provide other credit unions with funding sources for their member business loans. Over the last four years the number and amount of member business loans made by credit unions has more than doubled.  At the same time, many credit unions are approaching the regulatory limits on the proportion of assets that may be allocated to business lending. As a result, these credit unions are seeking ways to sell those loans so they can continue serving their membership with business lending services. Although there can be no assurance of success, we believe our experience and expertise are directly translatable to investing in this market segment.

                We currently employ 4 full-time persons. We contract with ECCU for certain administrative services for which ECCU charges us on a current basis. We rent our offices of approximately 600 square feet from ECCU on a month-to-month basis. We believe the amounts we pay for these facilities and services are competitive.

                Investor Financing.  We have historically relied primarily on the sale of our debt securities to investors to fund our mortgage loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. Although we intend to continue to direct the sales of our debt securities to individuals, ministries and organizations associated with evangelical churches and church associations, denominations and organizations, we may in the future engage investment banks to underwrite debt securities and distribute those securities to their clients. Those clients may not meet the same description as our current debt investors.

                We are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

                There is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. In order to repay this debt as it comes due, it will generally be necessary for us to have sufficient funds available from the sale of additional debt securities (including the reinvestment of the proceeds from such debt coming due), funds available from unused portions of the credit facility, cash on hand and, if necessary, proceeds from the sale or hypothecation of our mortgage loan investments. We have in the past been able to meet our current cash needs for the repayment of our outstanding debt securities through investor reinvestment and temporary borrowings under the credit facility. There is, however, no assurance that we will continue to be able to do so. See "Risk Factors". We are able to accurately budget our cash needs at least 90 days in advance. We feel that this will allow adequate time to provide liquidity either through financing or, if necessary, the sale or hypothecation of mortgage loan investments if our cash reserves are deemed inadequate to fund the required debt payments.

             The Credit Facility. The credit facility is a line of credit which provides for up to an aggregate of $5.0 million of advances pursuant to its Indenture. We may use this credit facility to pay certain operating expenses, including interest and/or principal payments on our debt securities. ECCU provides us this credit facility in accordance with its commercial lending standards and subject to credit union regulatory requirements. As of December 31, 2006, our balance owed under the credit facility was $0.

                ECCU has entered into a Subordination Agreement, as extended on January 18, 2006, whereby it has subordinated an aggregate $5.0 million of the credit facility to amounts due and owing on our debt securities, including the Notes, so long as this credit facility remains outstanding. Under the Subordination Agreement, we may repay the subordinated amount of the balance of the credit facility only if, at the time of repayment, payments due and owing on these Notes within 30 days of such date, have been made or provided for and such payment with respect to the credit facility will not result in our having a Minimum Tangible Adjusted Net Worth, as defined, of less than $4.0 million.

                ECCU has advised us that it plans to continue its credit facility as long as, in the sole discretion of its Board of Directors, it: (i) may do so under the requirements of applicable regulatory laws and regulations; (ii) continues to profit from its investments in and servicing of its own mortgage loan investment portfolio, after taking into account its unreimbursed costs, if any, of supporting our operations; and (iii) can bear the financial burden of any support to us.

                Type of Loans.We invest in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by second liens or which are guaranteed junior secured obligations.  Some of our mortgage loan investments are partial participation ownership in the mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our mortgage loans ranges from 4.0% to 100%. This practice allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

                We have historically relied on ECCU for both the origination and underwriting of our mortgage loan investments. We do, however, maintain our own staff of key personnel, headed by our President, who can function independently of ECCU, and we are currently implementing the ability to originate or underwrite our own loans. Until we are able to do so, we expect to continue to obtain our mortgage loan investments through ECCU.

                Our Mortgage Loan Investment Standards.  Our policy is to require each of our mortgage loan investments to meet the following criteria:

*            Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, "cash flow" includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower's cash flow over the expected term of the loan.

*            Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

*            Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a first or second deed of trust on the mortgaged property, except we may acquire a mortgage loan secured by a junior deed of trust if we also hold each of the senior deeds of trust or if the loan is guaranteed by one or more persons other than the borrower, or by funds pledged in the amount of the loan.

*            Funding Escrow. The mortgage loans shall be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

*            Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

*            Title Insurance. Each mortgage loan must be covered by a current standard lender's title insurance policy.

*            Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, the loan proceeds must be available only for expenditures on account of the project for which the loan was made.

*            Inspection. We, the original lender, or the lender's representative must have made a personal on‑site inspection of the property securing the Loan.

*            Borrower's Credit. The borrower under the loan must pass credit standards and demonstrate sufficient income or cash flow to service the mortgage loan.

*            Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), errors and omissions insurance (to insure against good faith errors on the part of our employees or agents), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

*            Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are secured by real property or funds pledged by the borrower. For amounts of $500,000 or less, we do not require an escrow or title insurance. We require that our loan investment committee approve the transaction.

                Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Of the 5 risk rating categories established, we consider for purchase only those loans with the two highest ratings (lowest assessed risks). We update the risk ratings of our mortgage loan portfolio at least annually.

                Service of Our Loans. We currently contract with ECCU to service our loan portfolio. We believe the terms and conditions of our agreement with ECCU are competitive.

                Liquidity Management. We have adopted a liquidity management plan in an attempt to reasonably assure the continued availability of liquid funds to repay our debt securities as they mature. Under this plan, we have estimated continued sources of cash, including cash reserves, reinvestment by our Investors based on reasonable reinvestment rate assumptions, and anticipated principal payments on our mortgage loan investments.

                Since our inception, we have followed a policy of maintaining operational reserves in an amount which, together with our expected cash from operations and funds borrowed from the credit facility, we judge to be sufficient to permit the timely payment of interest and principal on our debt securities. We intend to continue this policy but may, in our discretion, suspend or modify it at any time or from time to time in the future.

                Sale or Hypothecation of Mortgage Loan Investments. In the event we are unable to continue to finance our investment activities through the sale of our debt securities, we may have to suspend further mortgage loan investment activities and we could terminate these activities permanently. Under these circumstances, we would liquidate our mortgage loan portfolio as necessary to repay any then outstanding debt securities as they became due. We believe that we could realize sufficient funds from our assets to repay any then outstanding debt on a timely basis because of our ability to determine our liquidity needs with reasonable certainty at least 90 days in advance, the nature and liquidity of our cash, our accounts receivable, our mortgage loan investments, the historic prices paid for secured loans comparable to our mortgage loan investments, and the availability of purchasers for our mortgage loans. While to date we have not tried to sell or hypothecate a significant amount of our mortgage loans, we have identified several potential purchasers or lenders who are credit unions, which on a regular basis purchase and/or sell participations of secured loans comparable to our mortgage loan investments.

                Collection. We contract for servicing arrangements with the originators of the loans we purchase. Their standards and practices for collecting on delinquent loans must be aggressive. We require a loan servicing agent to contact a delinquent borrower promptly upon a missed payment to arrange for satisfactory performance.

                Our policies prohibit transactions in which our directors, officers and executive personnel may have an interest as follows:

*            Our Board, investment committee members and officers may not participate or seek to influence our decision to invest in a loan or transaction wherein that individual or a member of his or her immediate family has any direct or indirect fiduciary or pecuniary interest. We may transact business with a Board member, committee member or officer so long as the transaction is fair and equitable to us and is consistent with our policies generally applicable to similar transactions by us with unrelated parties. Any such transaction must be approved by a majority of our Board not otherwise interested in the transaction, following full and complete disclosure of the person's or his affiliate's interest in the transaction.

*            No fee, commission, gift, rebate, or reciprocal arrangement of any kind or other inducement may be solicited or accepted by any officers, directors, committee members or employees in connection with our investments. Reciprocal arrangements include any discounts on merchandise or services, equity participation or any other form of consideration or compensation whatsoever except as permitted by our Board as described above.

*            We may not purchase or participate in a mortgage loan where a portion of the amount of income to be received from the loan is tied to or contingent upon the revenues or income of the borrower or upon the appreciation in the value of the borrower's business.

                In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the mortgage loan by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the mortgage loan note. We must foreclose on the property under the deed of trust.

                Our mortgage loan investments will not be guaranteed or insured by any person or any instrumentality or agency of the federal government, any state government or any local government. We must therefore look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required.

                Our ability to recover the value of the mortgage loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our mortgage loans are secured by property located in the State of California.

                Description of Legal Aspects. The mortgage loans are in the form of promissory notes secured by deeds of trust or mortgages on real property or other assets. In general, these notes require the borrower to pay principal and interest on specified dates. The deed of trust generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

                Debtor Protection Statutes. California, as does most states, imposes statutory prohibitions which limit the remedies of a mortgage lender. A mortgage lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a "purchase money loan") or the loan is secured by the borrower's residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the mortgage loan through a private sale foreclosure.

                In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its mortgage loan in the event of a default.

                Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing mortgage loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of mortgage loans, including laws and regulations governing federal and state consumer protection, truth‑in‑lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

                As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of mortgage loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

                In addition to traditional mortgage loans, we also from time to time invest in other credit extension arrangements with ECCU, such as providing letters of credit or other financial instruments as security for loans.  Our only current material non-mortgage loan investment is in providing a joint letter of credit with ECCU for approximately $65,000,000 to secure payment of a loan by a third party institutional lender to a faith related educational institution.  We are obligated for 27.724% or approximately $18,193,685 of this letter of credit.  Our obligation with ECCU is joint, but not several. That is, our responsibility for this obligation does not exceed our percentage of the letter of credit.  For providing this letter of credit, we receive payment of $68,000.

                Our Directors and Executive officers are as follows:

Name	Age	Positions
Mark G. Holbrook*	54	Chairman of the Board, Chief Executive Officer
Mark A. Johnson*	48	Chief Financial Officer, Treasurer, Director
Billy M. Dodson*	46	President
Van C. Elliott*	70	Secretary, Director
Arthur G. Black	67	Director
John A. Bommarito	49	Director
Shirley M. Bracken	53	Director
Juli A. Callis	53	Director
Jeffrey T. Lauridsen	57	Director
Scott T. Vandeventer*	49	Director
* Denotes a director who is an employee, officer or director of ECCU.

                The following is a summary of the business experience of the officers and directors.

                MARK G. HOLBROOK has served as our chairman since our inception. Mr. Holbrook also serves as president and chief executive officer of ECCU. He began his career with ECCU in 1975 and has served as its president since 1984. ECCU currently has assets under management of over $2.0 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Board Chairman of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post‑graduate studies at Chapman College.

                MARK A. JOHNSON has served as chief financial officer, treasurer, and a director since our inception. Mr. Johnson also serves as executive vice president of ECCU, a position he has held since June, 1993. Prior to joining ECCU, Mr. Johnson served as vice president of a multi‑company commercial warehousing/distribution organization and for six years served as president and chief executive officer of a subsidiary of that company. Prior to that, Mr. Johnson served as vice president/branch manager of a Southern California independent bank. Mr. Johnson has a Bachelor of Science degree in Business Administration from Biola University.

                BILLY (BILL) M. DODSON became our president on May 8, 2006.  Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer starting in August, 2000. While at that company, he managed all aspects of brokerage operation, which annually distributed to investors between $125 and $175 million dollars of Church Mortgage Bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary.  Mr. Dodson also holds numerous securities and insurance licenses, and is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.

                VAN C. ELLIOTT has served as a director since 1991.  He has served as director for ECCU, from April, 1991 until the present (except from March, 1997 to March, 1998 and March, 2004 to March, 2005).  Mr. Elliott served as associate director of the Conservative Baptist Association of southern California from 1980 to 1994 where he was responsible for the general administrative oversight of the association's activities. Since that time, he has been self-employed as a consultant.  He received his Bachelor's and Master's degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.  Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.  He has completed post-graduate instruction at the College for Financial Planning.  Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.(R)

                ARTHUR G. BLACK has served as a director since 1997. He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black has served as Director of Ministry Support for Ambassador Advertising Agency since September 1998. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as executive vice president of Truth For Life from 1994 to 1996.  Truth For Life is a nationally‑syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993, and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he held several corporate sales and marketing management positions and six years as owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black was elected to the Board of Directors to replace the seat previously held by Paul A. Kienel.

                JOHN A. BOMMARITO has served as a director of MPIC since 2007. Mr. Bommarito is currently the Chief Executive Officer of Western Federal Credit Union. Prior to assuming this position in 2003 after the merger of TRW Systems Federal Credit Union and Western Federal Credit Union, Mr. Bommarito was the President and Chief Executive Officer of TRW Systems Federal Credit Union. Mr. Bommarito received his B.A. degree in Accounting from California State University, Dominguez Hills. He also received a Master of Business Administration degree from Loyola Marymount University, and a Juris Doctorate degree from Loyola Law School. He holds licenses as a Certified Public Accountant and Attorney at Law in the State of California.

                SHIRLEY M. BRACKEN has served as a director since June, 2003. Ms. Bracken has since 1997 owned and operated Shirley Bracken Consulting Services, a consulting firm providing services in the areas of communications, funding, development and marketing for non-profit organizations, including schools. Until she resigned to start her consulting business, Ms. Bracken worked for Carl Karcher Enterprises, Inc. of Anaheim, California, which she first joined in 1983. At the time she left, Ms. Bracken served as that Company's Vice-President, Communications/Human Resources. Ms. Bracken holds a BA in Sociology from California State University, Fullerton, and a Masters in Organizational Leadership from Biola University.

                JULI A. CALLIS has served as a director of MPIC since 2007. She is currently Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Prior to her current assignment, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region to include the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master's degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive Committee of the Open Solutions, Inc. Client Association, and as a Trustee of the International Mission Board of the Southern Baptist Convention.

                JEFFREY T. LAURIDSEN has served as a director of MPIC since 2007.  He is an attorney in private practice in Tustin, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen's 17 years of law practice have focused on corporate law, and encompassed both trial and appellate work in diverse areas of law, including Business Litigation, Construction Defect, General Liability, Premises Liability, Products, Medical Mal-Practice, ERISA, Insurance Coverage, Automobile Liability, Insurance Bad Faith, Employment and Labor Law, Sexual Harassment, Sexual Molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years.

                SCOTT T. VANDEVENTER has served as a director since 1992. Mr. Vandeventer has been employed by ECCU since 1988 and is currently executive vice president and chief operating officer. Prior to joining ECCU, Mr. Vandeventer provided consulting services to ECCU and others through AM Business Communications, Inc., a marketing communication company he founded in 1980. Mr. Vandeventer received his Bachelors Degree from Biola University and has completed graduate work in finance and marketing at California State University Fullerton School of Business Administration.

                We currently have nine Directors. Our Directors are elected annually by our shareholders for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our Board. The management and direction of our business activities are under the control of our Board.

                Our Board of Directors has established committees, including Board Governance, Audit, Investment, and Asset/Liability Management. Our investments, including loan purchases and dispositions, are reviewed and approved by the investment committee appointed by the Board of Directors. The committee will consist of at least 3 individuals. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve as members of the investment committee. Mr. Dodson serves ex-officio.

                None of our directors currently receives compensation. Each is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

                The following table sets forth certain information regarding compensation we paid to our Chief Executive Officer and President for services rendered to us during our fiscal years ended December 31, 2005, 2004, and 2003. Except for Mr. Ballas, none of our executive officers (our named Executive Officers) had a total salary, plus bonus, exceeding $100,000 during this period.

Summary Compensation Table
Annual Compensation
Name and Principal Position	Year Ended	Salary(s)	Bonus	Other Annual Compensation	All Other Compensation
Mark G. Holbrook, Chairman, Chief Executive Officer	2006 2005 2004	-0-(1) -0-(1) -0-(1)	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Billy M. Dodson, President	2006	$99,077	$65,000	-0-	$8,265 (3)
Stephen A. Ballas, President (2005)	2005 2004	$93,674 90,204	$21,058 22,385	$ 2,962 (2) 10,476 (2)	$24,648 (3) 23,907 (3)

(1)       Mr. Holbrook serves without compensation by us. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer and director of the Company.  Mr. Holbrook currently devotes less than 1% of his time serving the Company as an officer.

(2)       Comprised of automobile allowance.

(3)       Includes amounts the Company contributed for Mr. Dodson's and Mr. Ballas' 401(k) Retirement plan, medical benefits, and life and disability insurance.

Option/Warrant Grants in Current Fiscal Year. We have not issued any options, warrants or other rights to purchase our securities.

Our Authorized Capital Stock

                Our authorized capital stock consists of 10,000,000 shares of common stock, no par value, of which 146,522 are deemed to be outstanding, and 1,000,000 shares of preferred stock, of which a total of 91,617 shares are outstanding.

                We have authority to issue up to 1,000,000 shares of preferred stock at such times and in such Series as the Board may determine by fixing the rights and preferences of such shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. Except as otherwise may be designated for a series of preferred stock, our Board may designate and issue subsequent series of preferred stock (or existing series of preferred stock may be subsequently amended) without further action by the holders of our common stock. The rights of our common shareholders are subject to, and may be adversely affected by, the rights of holders of our preferred stock. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

                Our Board has designated 5,000 shares of Series A Preferred Stock, 75,000 shares of Class I Preferred Stock, and 75,000 shares of Class II Preferred Stock. We have 72,617 shares of Class I Preferred Stock outstanding and 19,000 shares of Class II Preferred Stock outstanding. We have no shares of Series A Preferred Stock outstanding. The following is a summary of the terms, rights and privileges of our Preferred Stock.

Class I Preferred Stock

                Rank. The Class I Preferred Stock ranks prior to our common stock as to dividends and distributions of assets. The Board may increase the amount of the Class I Preferred Stock or designate one or more series of preferred stock which rank junior to the Class I Preferred Stock without obtaining the approval of the Class I Preferred Stock then outstanding. However, the Board may not designate a series of preferred stock ranking senior to the Class I Preferred Stock without the approval of the holders of at least two-thirds (2/3rds) of the Class I Preferred Stock.

                Dividends.  Holders of the preferred stock are entitled to receive dividends payable quarterly at the rate of 190 basis points over the one year Libor rate in effect on the last banking day of the calendar month in which the dividend is declared. Dividends are payable when declared payable by our Board. Our Board intends to declare and pay dividends quarterly. However, our payment of dividends is subject to certain California corporate law restrictions. Dividends are cumulative. That is, any dividend which is declared but not paid will cumulate and be payable as soon as practicable.

                Liquidation Preference. $100.00 per share, plus an amount equal to any declared and unpaid dividends.

                Redemption. We may call the Class I preferred stock for redemption at the liquidation preference ($100.00 per share), in whole or in part, upon 90 days' prior written notice on December 31, 2007 and on each December 31 thereafter.

                Rights Upon Liquidation. Upon a change in control, liquidation, dissolution or winding up of our affairs, the Class I Preferred Stock will be entitled to receive the liquidation preference per share of $100.00 plus the amount of any declared but unpaid dividends before any distributions with respect to our common stock or other junior stock.

                                Rights in the Event We Fail to Pay Dividends. In the event we fail to pay four (4) consecutive quarterly dividends, the Class I Preferred Shareholders will have the right to elect two (2) directors to our Board of Directors, who will serve until dividends on the Class I Preferred Stock are brought current.

                                Voting Rights. Except as stated above, the Class I preferred stock has the right to vote only on matters on which preferred stock is entitled to vote under California corporate law, including the right to vote as a class on certain amendments to the Company's charter documents, and certain mergers and reorganizations.

                                Conversion Rights. The Class I Preferred Stock is not convertible.

Class II Preferred Stock

                The rights, preferences and privileges of our Class II Preferred Stock are identical to those of our Class I Preferred Stock, except the Class II Preferred Stock is entitled to dividends at the rate of one percent (1.0%) per annum.

Common Stock

                Our common stock is entitled to one vote per share on all matters to be voted upon by the common stock. Approval of proposals submitted to shareholders at a duly held meeting, other than the election of directors, requires a vote of a majority of the common stock eligible to vote in person or by proxy. Our common stockholders have the right to cumulate their votes in the election of directors.

                Among the matters on which the common stock may vote are the following: (1) the election or removal of Directors; (2) an increase or decrease in the number of Directors; and (3) amendments to our Articles of Incorporation and Bylaws. A majority vote of the common stock voting on a matter at a meeting at which a quorum is present will constitute the approval of the common stock unless a greater number of votes is specifically required by statute or by our Bylaws.

                Our Articles of Incorporation and Bylaws may be amended by the vote of a majority of the common stock, except that the amendment of the provisions regarding the removal and liability of directors, the meetings of shareholders and any provision requiring a greater than majority vote must be approved by such securities as are required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon liquidation of the Company, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by the Board of Directors and/or shareholders of a new class or series of preferred stock would not constitute such an amendment.

                The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock issued by the Company in the future. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.

                Stockholders are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth the amount of our common stock owned by each of our executive officers and directors, and by our directors and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our common stock as of the date of this prospectus.

Name	Beneficial Ownership	Percentage Owned(1)
Billy M. Dodson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark G. Holbrook 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark A. Johnson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Van C. Elliott 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Arthur G. Black 955 W. Imperial Hwy. Brea, CA 92821	--	--%
John A. Bommarito 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Shirley M. Bracken 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Juli A. Callis 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Jeffrey T. Lauridsen 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Scott T. Vandeventer 955 W. Imperial Hwy. Brea, CA 92821	--	--%
All officers and directors as a group	--	--%
Other 5% or greater beneficial owners (seven): Evangelical Christian Credit Union	62,000	42.31%
Financial Partners Credit Union	12,000	8.19%
USA Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to table

                (1)           Based on 146,000 shares of common stock outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

                The financial information included herein should be read in conjunction with the Financial Statements, including the Notes thereto.

Results of Operations

                Twelve Months Ended December 31, 2006 vs. Twelve Months Ended December 31, 2005

                During the twelve months ended December 31, 2006, the Company had net income of $98,306 as compared to net income of $19,999 for the same twelve months ended December 31, 2005, an increase in net income of $78,307.  The increase was due to an increase in net interest income of $75,717, a decrease in provision for loan losses of $12,000, and an increase in non-interest income of $230,445, which was offset by an increase in non-interest expense of $199,579 and an increase in the income tax provision of $40,276.  The Company had a deferred revenue balance of $169,032 on December 31, 2006.  This is comprised of fee income related to some of its loan purchases as well as the non-recourse letter of credit participation agreement with ECCU. The income is amortized over the life of the agreements. Net interest income after provision for loan losses increased to $747,261, an increase of $87,717, or 13.3%, from $659,544 for the twelve months ended December 31, 2005. This increase is attributable primarily to an increase in the weighted average yield of loans receivable as well as a larger loan portfolio. The Company's cost of funds (i.e., interest expense) increased to $2,385,178, or 26.0%, for the twelve months ended December 31, 2006 as compared to $1,389,465 for the twelve months ended December 31, 2005 due to an increase in interest rates. At December 31, 2006, the Company had outstanding debt securities (notes payable) of $54.3 million, up from $46.9 million at December 31, 2005, an increase of 15.8%.

                The Company's operating expenses for the twelve months ended December 31, 2006 increased to $831,662 from $632,083 for the same period ended December 31, 2005, an increase of 31.6%. The increase was caused primarily by an increase of $150,268, or 57.5%, in salaries and benefits due to a reorganization of management during the twelve months ended December 31, 2006.  In addition, legal and accounting expenses increased $112,262 or 240% from the same period ended December 31, 2005 due to increased legal consulting expenses. Marketing and promotion expenses decreased to $47,205 from $94,747 for the same period ended December 31, 2005, a decrease of 50.2%. This decrease was caused primarily by a decrease in exhibit and convention costs during the twelve months ended December 31, 2006.

Liquidity and Capital Resources

                Twelve Months Ended December 31, 2006 vs. Twelve Months Ended December 31, 2005

                Net increase in cash during the twelve months ending December 31, 2006 was $4.6 million, compared to a net decrease of $3.1 million for the twelve months ended December 31, 2005, an increase of $7.7 million. Net cash provided by operating activities totaled $203,486 for the twelve months ended December 31, 2006, compared to net cash used by operating activities of $50,601. This difference is attributable primarily to an increase in net income and other liabilities over the same period in 2005.

                Net cash used by investing activities totaled $13.8 million during the twelve months ended December 31, 2006, compared to $3.9 million during the twelve months ended December 31, 2005, an increase in cash used of $9.9 million. This increase is primarily attributable to a decrease in net loans purchased from ECCU.

                Net cash provided by financing activities totaled $18.2 million for this twelve month period in 2006, an increase of $17.5 million or 2,400%, from $726,498 provided by financing activities during the twelve months ended December 31, 2005. This difference is attributable to an increase in proceeds from issuance of Class I Preferred Stock, Class II Preferred Stock, and Common Stock.

                At December 31, 2006, the Company's cash, which includes cash reserves and cash available for investment in the mortgage loans, was $7.6 million, up from $3.0 million at December 31, 2005, an increase of $4.6 million.

                As described elsewhere in this Memorandum, one of our shareholders, ECCU, provides us with the credit facility. The terms and conditions of this credit facility, including the interest rates charged thereon, are the same as those charged by ECCU to its other commercial borrowers. Pursuant to the Subordination Agreement, ECCU has agreed to subordinate repayment of its loans to us to certain classes of our debt securities. There is no assurance that in the future ECCU will not modify, reduce or terminate this credit facility.

                We purchase participation interests in our loans from ECCU. At December 31, 2006 and 2005, the outstanding balances of these loan participation interests were $37,370,958 and $20,831,530, respectively.  We recognized interest income on these loan participations of $2,643,591 and $2,354,381 during the years ended December 31, 2006 and 2005, respectively. During these periods, we received no fee income from ECCU.

                We pay administrative support charges and rent to ECCU on a monthly basis. For the years ended December 31, 2006 and 2005, we paid $153,634 and $98,606, respectively, for these services. We also reimbursed ECCU $404,302 and $233,175, respectively, for the salaries and benefits of their employees we used during the years ended December 31, 2006 and 2005.

                The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this offering at their "issue price." This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose "functional currency" is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction.

                This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the "IRS", court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

                INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

                A "U.S. holder" is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

                It is expected that the notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

                U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

*         the U.S. holder's adjusted tax basis in the Notes (as the case may be); and

*         the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

                A U.S. holder's adjusted tax basis in a Note generally will equal the cost of the Note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long‑term capital gain or loss if the Note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

                We or our designated paying agent will, where required, report to U.S. holders of notes or common stock and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                No legal proceedings to which we are a party or which otherwise involve us currently exist.

                We are offering the Notes pursuant to written solicitations (accompanied or preceded by a copy of the Prospectus) directed to our current and past investors, members of various evangelical denominational, non‑denominational, church and ministry organizations, and possibly to members of specific churches and/or church organizations.

                We are offering the Notes directly by certain of our officers and directors. Currently, only our designated officers will provide any significant services in placing the Notes and our other officers and our employees provide only administrative services in connection with the Offering. None of these persons will receive any commission or compensation for their services in connection with the sale of the Notes other than their normal employment compensation.

                We currently do not offer or sell the Notes through broker-dealers. We may in the future elect to do so and we may in the future pay commissions or finders' fees in connection with the sale of the Notes. If we do so, we will supplement or amend this Prospectus to describe any such arrangement.

                We will offer the Notes through the second anniversary of this Prospectus, unless sooner terminated, and subject to prior sale. Our ability to continue the Offering until that time depends on, among other things, our continuing compliance with applicable federal and state securities laws.

                We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Series AA Note of 12 months or longer. Interest will be accumulated in the IRA purchaser's account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA agreement, Notes may be redeemed upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default providing payment can be made within a period not to exceed 30 days from date of request.

                We may sell Notes under agreements to retirement plans maintained pursuant to Section 403(b) of the Code. The minimum initial purchase amount for a 403(b) plan agreement is the same as that for an IRA, as discussed above. The stated term of a 403(b) plan agreement may not be less than two years. The interest on accounts will be generated from the receipt to the date of withdrawal. Interest will be accumulated in the purchaser's account and posted on the last day of each calendar month and statements will be mailed quarterly. A 403(b) plan agreement may be redeemed from two years after the date of issuance upon 30 days' advance written notice, although we may waive all or part of the 30-day notice requirement. However, this right to redeem will be contingent upon sufficient funds being available. If sufficient funds are not available, we will inform the 403(b) plan agreement if the noteholder requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default providing payment can be made within a period not to exceed 30 days from date of request.

                Persons desiring to purchase a Note must complete, date and sign the applicable Purchase Application, a copy of which is included as Exhibit D  to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The Purchase Application is subject to acceptance by us within twenty‑four hours of our receipt thereof. We may accept or reject a Purchase Application in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Mr. Billy Dodson, P.O. Box 1299, Brea, California 92822‑1299. Our telephone number is 800‑753-6742.

                The balance sheets as of December 31, 2006 and December 31, 2005 and the related statements of income and retained earnings, and cash flows for the fiscal year then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                Rushall & McGeever, of Carlsbad, California, our special counsel, has passed on certain legal matters in connection with the Notes.

                We have filed a registration statement on Form SB-2 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

                We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's internet website at http://www.sec.gov.

                We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.

_________________

Ministry Partners Investment Corporation

Financial Report

Years Ended December 31, 2006 and 2005

Table of Contents

Page
Report of Indpendent Registered Public Accounting Firm	F-3

Financial Statements

Balance Sheets	F-4
Statements of Income	F-5
Statements of Stockholders' Equity	F-6
Statements of Cash Flows	F-7
Notes to Financial Statements	F-8-F-18

Report of Independent Registered Public Accounting Firm

Board of Directors

Ministry Partners Investment Corporation

Brea, California

We have audited the accompanying balance sheets of Ministry Partners Investment Corporation as of December 31, 2006 and 2005 and the related statements of income, stockholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Corporation as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

Hutchinson and Bloodgood LLP

Glendale, California

January 19, 2007

Ministry Partners Investment Corporation

Balance Sheets

December 31, 2006 and 2005

Assets	2006	2005

Cash	$7,632,759	$3,045,276
Loans, net of allowance for loan losses of
$126,000 in 2006 and 2005	59,713,567	45,931,178
Accrued interest receivable	275,106	163,506
Property and equipment, net	9,450	10,040
Other assets	17,825	83,992
	--------------------	--------------------
Total assets	$67,648,707	$49,233,992
	=============	=============
Liabilities and Stockholders' Equity

Liabilities
Notes payable	$54,330,889	$46,917,963
Other liabilities	257,309	127,262
	--------------------	--------------------
Total liabilities	54,588,198	47,045,225
	--------------------	--------------------
Commitments and Contingencies (Notes 5)

Stockholders' Equity
Series A preferred stock, 5,000 shares authorized, 550 shares issued and outstanding at December 31, 2005, no par value
(liquidation preference value of $1,000 per share)	--	550,000
Class I preferred stock, 100,000 shares authorized, 90,022 shares issued and outstanding at December 31, 2006, no par value
(liquidation preference value of $100 per share)	9,002,200	--
Class II preferred stock, 75,000 shares authorized, 19,000 shares issued and outstanding at December 31, 2006, no par value
(liquidation preference value of $100 per share)	1,900,000	--
Common stock, 10,000,000 shares authorized; 146,522 and 125,000 shares issued and outstanding at December 31, 2006 and 2005,
respectively; no par value	1,809,572	1,250,000
Retained earnings	348,737	388,767
	--------------------	--------------------
Total stockholders' equity	13,060,509	2,188,767
	--------------------	--------------------
Total liabilities and stockholders' equity	$67,648,707	$49,233,992
	=============	=============

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Income

Years Ended December 31, 2006 and 2005

	2005	2004
Interest income
Interest on loans	$3,041,895	$2,537,168
Interest on interest-bearing accounts	90,544	27,581
	----------------	----------------
Total interest income	3,132,439	2,564,749

Interest expense	2,385,178	1,893,205
	----------------	----------------
Net interest income	747,261	671,544

Provision for loan losses	--	12,000
	----------------	----------------
Net interest income after provision for loan losses	747,261	659,544
	----------------	----------------
Non-interest income
Consulting fees	135,350	--
Loan commitment fees	97,198	--
Other	896	3,000
	----------------	----------------
	233,445	3,000
	----------------	----------------

Non-interest expenses
Salaries and benefits	411,475	261,207
Marketing and promotion	47,205	94,747
Office occupancy	15,993	16,594
Office operations	180,511	171,818
Legal and accounting	158,979	46,717
Ministry support	17,500	41,000
	----------------	----------------
Total non-interest expenses	831,662	632,083
	----------------	----------------
Income before provision for income taxes	149,044	30,461

Provision for income taxes	50,738	10,462
	----------------	----------------
Net income	$98,306	$19,999
	===========	===========

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Stockholders' Equity

Years Ended December 31, 2006, 2005

	Series A Preferred		Class I Preferred		Class II Preferred		Common Stock
	------------------		------------------		------------------		------------------		Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Earnings	Total
Balance, December 31, 2004	550	$550,000	--	--	--	--	125,000	$1,250,000	$398,776	$2,198,776
Net income	--	--	--	--	--	--	--	--	19,999	19,999
Dividends on preferred stock	--	--	--	--	--	--	--	--	(30,008)	(30,008)
	----------	----------	----------	----------	----------	----------	----------	----------	----------	----------
Balance, December 31, 2005	550	550,000					125,000	1,250,000	388,767	2,188,767
Issuance of Class I preferred stock	--	--	84,522	8,452,200	--	--	--	--	--	8,452,200
Issuance of Class II preferred stock	--	--	--	--	19,000	1,900,000	--	--	--	1,900,000
Issuance of Class I preferred stock in exchange for Series A preferred stock	(550)	(550,000)	5,500	550,000	--	--	--	--	--	--
Issuance of common stock	--	--	--	--	--	--	21,522	559,572	--	559,572
Net income	--	--	--	--	--	--	--	--	98,306	98,306
Dividends on preferred stock	--	--	--	--	--	--	--	--	(138,336)	(138,336)
	----------	----------	----------	----------	----------	----------	----------	----------	----------	----------
Balance, December 31, 2006	--	$--	90,022	$9,002,200	19,000	$1,900,000	146,522	$1,809,572	$348,737	13,060,509
	======	======	======	======	======	======	======	======	======	======

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Statements of Cash Flows

Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows from Operating Activities
Net income	$98,306	$19,999
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	590	3,329
Provision for loan losses	--	12,000
Amortization of deferred loan fees	19,976	--
Changes in:
Interest receivable	(111,600)	(38,009)
Other assets	66,167	(16,467)
Other liabilities	130,047	69,749
	-------------------	-------------------
Net cash provided by operating activities	203,486	50,601
	-------------------	-------------------
Cash flows from Investing Activities
Loan purchases	(46,258,925)	(22,519,682)
Loan principal collections, net	32,456,560	18,598,087
Purchase of property and equipment	--	(129)
	-------------------	-------------------
Net cash provided by (used in) investing activities	(13,802,365)	(3,921,724)
	-------------------	-------------------
Cash Flows from Financing Activities
Advances made on line of credit	--	5,000,000
Amounts paid on line of credit	--	(5,000,000)
Net change in notes payable	7,412,926	756,506
Proceeds from issuance of Class I preferred stock	8,452,200	--
Proceeds from issuance of Class II preferred stock	1,900,000	--
Proceeds from sale of common stock	559,572	--
Dividends paid on preferred stock	(138,336)	(30,008)
	-------------------	-------------------
Net cash provided by financing activities	18,186,362	726,498
	-------------------	-------------------
Net increase (decrease) in cash	4,587,483	(3,144,625)

Cash at beginning of year	3,045,276	6,189,901
	-------------------	-------------------
Cash at end of year	$7,632,759	$3,045,276
	============	============

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$2,385,178	$1,893,205
	============	============
Income taxes	--	57,990
	============	============

The Notes to Financial Statements are an integral part of these statements

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 1.      Summary of Significant Accounting Policies

                  Nature of Business

Ministry Partners Investment Corporation (the Company) was incorporated in California in 1991 and is an affiliate of Evangelical Christian Credit Union (ECCU).  The company provides funds for real property secured loans for the benefit of evangelical churches and church organizations through funding provided by members of and persons associated with such churches and organizations.  All of the Company's loans are purchased from ECCU through an ongoing participation agreement.  The offices of the Company and ECCU are located in Brea, California.  Nearly all of the business and operations of the Company currently are conducted in California and its mortgage loan investments are concentrated in California.

In 2006, the Company issued 21,522 shares of common stock to third party investors.  In addition, ECCU sold 63,000 of its common shares in the Company to third party investors.  In addition, ECCU sold 63,000 of its common shares in the Company to third party investors.  As a result, ECCU's ownership of the voting stock of the Company decreased from 100% to 42.13%

                  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted by the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  actual results could differ from those estimates.  The allowance for loan losses represents a significant estimate by management.

                  Loans

Loans are reported at their outstanding unpaid principal balance less an allowance for loan losses. Interest income on loans is accrued on a daily basis using the interest method.  Loan origination fees are deferred and recognized as an adjustment to the loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.

Allowance for Loan Losses

The allowance for loan losses is increased through a provision for loan losses charged to earnings. Loan losses, if any, are charged against the allowance when management believes the collectibility of loan principal becomes unlikely.  Subsequent recoveries, if any, are credited to the allowance.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 1.    Summary of Significant Accounting Policies (Continued)

                Allowance for Loan Losses (continued)

The allowance for loan losses is evaluated on an ongoing basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect a borrower's ability to repay, changes in the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as conditions change.

The allowance consists of general and unallocated components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

                  Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

                  Debt Issuance Costs

Debt issuance costs, included in other assets on the balance sheets, are related to a public offering of unsecured notes, and are amortized over a two-year period.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 1.      Summary of Significant Accounting Policies  (Continued)

                  Income Taxes

The provision for income taxes is recorded under the liability method. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred taxes result from temporary differences in the recognition of certain income and expense amounts between income tax and financial statement purposes. The principal items giving rise to these differences include the allowance for the loan losses, depreciation on property and equipment, and contributions made to charitable organizations.

                  Employee Benefit Plan

Contributions to the qualifying employee retirement plan are recorded as compensation cost in the period incurred.

                  Reclassifications

Certain account reclassifications have been made to the financial statements of the prior year in order to conform to classifications used in the current year.

                   Recent Accounting Pronouncements

                        In June 2006, the FASB issued FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109") which is effective for fiscal years beginning after December 15, 2006 with earlier adoption encouraged.  This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company is currently evaluating the potential impact of this interpretation.

Note 2.      Related Party Transactions

The Company maintains most of its cash at ECCU. Total funds held with ECCU at December 31, 2006 and 2005 were $1,855,725 and $2,993,943, respectively. Interest earned on these funds for the years ended December 31, 2006 and 2005 were $23,601 and $6,210, respectively.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 2.      Related Party Transactions (Continued)

The Company purchases participation interests in loans offered for sale by ECCU.  During the years ended December 31, 2006 and 2005, the Company purchased $46,258,925 and $22,519,682, respectively, of loans from ECCU.  Interest income on loans purchased from ECCU totaled $3,041,895 and $2,354,381 during the years ended December 31, 2006 and 2005, respectively.

The Company earned consulting fee income of $130,000 and loan commitment fee income of $97,198 from ECCU during the year ended December 31, 2006.

The Company pays support charges for management services and rent to ECCU on a month-to-month basis. Charges of $151,573 and $150,012 were paid for these services for the years ended December 31, 2006 and 2005, respectively. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

The Company reimburses ECCU for salaries and benefits of employees. The amounts reimbursed for the years ended December 31, 2006 and 2005 were $404,302 and $233,175, respectively.

The Company had $21,354 and $63,868 due to ECCU at December 31, 2006 and 2005, respectively.

Note 3.      Loans

A summary of loans as of December 31 follows:

	2006	2005
Loans to evangelical churches and
related organizations, real estate secured	$59,944,861	$46,057,178

Deferred loan fees	(105,294)	--
Allowance for loan losses	(126,000)	(126,000)
	----------------	----------------
Loans, net	$59,713,567	$45,931,178
	=========	=========

The loans are backed by participation agreements secured by loans originated by ECCU to various evangelical churches and related organizations to finance facilities. Loan maturities extend through 2011. The loans earn interest at rates between 5% and 9.75%, with a weighted average yield of 6.56% as of December 31, 2006.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 3.      Loans (Continued)

The Company had an allowance for loan losses of $126,000 as of December 31, 2006 and 2005. The Company has no experience of loan loss and, as of December 31, 2006 and 2005, none of the loans are impaired. Management believes all of the loans are adequately secured and the allowance is reasonable.

Note 4.      Line of Credit

                  The Company has an unsecured $5,000,000 line of credit with ECCU that expires March 31, 2007. There were no outstanding borrowings as of December 31, 2006 and 2005. The interest rate at December 31, 2006 was 8.25%. The interest rate on this line varies based on changes in an independent index which is the Prime Rate published by The Wall Street Journal. No interest was incurred in 2006, but interest of $2,753 was paid to ECCU in 2005. The line of credit is subordinate to Alpha Class notes payable.

Note 5.      Commitments and Contingencies

                  Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of ECCU. Unfunded commitments totaled $13,045,690 and $22,209,709 at December 31, 2006 and 2005, respectively.

                  Standby Letters of Credit

Standby letters of credit, as discussed below, are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party.  Standby letters of credit are primarily issued to support borrowing arrangements.  The risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  The letters of credit, if drawn upon, will be secured by first lien deeds of trust on real property.  The liability related to the letters of credit recorded at December 31, 2006 and 2005 was $45,484.

The Company entered into a non-recourse Letter of Credit Participation Agreement with ECCU on September 8, 2005, which expires on September 7, 2007.  The Company is committed to 27.72% of a $65,623,288 letter of credit for a Christian university in Riverside, California.  As of December 31, 2006, the Company had an outstanding commitment of $18,193,400.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 6.      Notes Payable

                  A summary of notes payable at December 31 is as follows:

			Weighted Average Interest Rate During
	2006	2005	2006

Public offering notes - Class A-1	$--	$373,584	6.58%
Public offering notes - Alpha Class	21,078,656	18,410,124	4.41%
Special offering notes	32,829,251	27,820,336	4.20%
International notes	422,982	313,919	4.56%
	--------------------------	--------------------------
	$54,330,889	$46,917,963
	=================	=================

                  The following are maturities of notes payable for each of the next five years:

                        Year Ending December 31,

                                      2007                                                                    $    39,483,784

                                      2008                                                                            5,186,204

                                      2009                                                                            3,485,329

                                      2010                                                                            3,801,275

                                      2011                                                                            2,374,297

                                                                                                                  $    54,330,889

Notes are payable primarily to members of ECCU. All notes payable are unsecured. Notes pay interest at stated spreads over a blended index rate for financial institution that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to a minimum fixed charge coverage ratio, maintenance of a tangible net worth, limitations on certain transactions.  The Alpha Class Note offering requires that the company maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4,000,000.  The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100,000,000.  The company's other indebtedness, as defined in the Loan and Standby Trust Agreement, is not to exceed $10,000,000 outstanding at any time while any Alpha Class Note is outstanding.  The company was in compliance with these covenants as of December 31, 2006.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 6.      Notes Payable  (Continued)

Historically, most notes payable have been renewed by investors upon maturity. For matured notes not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, as well as by issuing new notes payable and drawing on its $5,000,000 line of credit with ECCU. In certain instances, the Company has sold loan participations back to ECCU to fund redemptions.

Note 7.      Public Offerings

In July 2001, the company received approval from the SEC to offer $50,000,000 of Alpha Class unsecured promissory notes nationwide.  By April 2005, the Company registered all $50,000,000 of the Alpha Class notes.  At December 31, 2006 and 2005, $21,078,656 and $18,410,124 of these notes was outstanding, respectively.

Note 8.      Preferred Stock

Prior to November 16, 2006, the Company had 5,000 shares of Series A non-voting, non-transferable cumulative preferred stock authorized and 550 such shares outstanding.  The liquidation preference of the Series A Preferred Stock was $1,000 per share.  Each share was entitled to receive a quarterly cash dividend equal to a percentage of the liquidation preference which percentage equals the greater of 5% per annum or 150 basis points higher than the London Bank Inter-Bank Offer Rate (LIBOR) for six months in effect on the last day of the calendar quarter for which the dividend is to be declared.

On November 16, 2006, the Company completed the sale of 84,522 shares of its Class I Preferred Stock and 19,000 shares of its Class II Preferred Stock.  All of the securities were sold for cash.  In addition, 5,500 shares of the Class I Preferred Stock were issued in exchange for 550 shares of the Company's outstanding Series A Preferred Stock.  The Company incurred no sales commissions or other underwriting costs.

The Class I Preferred Stock is entitled to annual cumulative dividends, payable quarterly, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year Libor rate in effect on the last day of the calendar month in which the dividend is declared.  The Class I Preferred Stock has a liquidation preference of $100 per share; has no other voting rights, except as required under California law; and is subject to redemption for an amount equal to the liquidation preference of each share, plus any accrued and unpaid dividends on such shares, in whole or in part, at the Company's election after December 31, 2007.  The resale of our common stock and preferred stock is subject to the Company's first right of refusal to purchase shares proposed to be transferred.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 8.   Preferred Stock (Continued)

The Class II Preferred Stock has right preferences and privileges identical to the Class I Preferred Stock, except it is entitled to dividends equal to the liquidation preference of $100 per share times a dividend rate of one percent (1%) per annum, and the holders of the Class I Preferred Stock do not have the right to appoint directors upon the Company's failure to pay dividends.

Note 9.      Income Taxes

The components of the provision for income taxes at December 31 are as follows:

	2006	2005
Current:
Federal	$38,620	$6,279
State	14,655	8,303
	----------------------	----------------------
Deferred:
Federal	(2,182)	(4,368)
State	(355)	248
	----------------------	----------------------
	(2,537)	(4,120)
	----------------------	----------------------
Provision for income taxes	$50,738	$10,462
	===============	=================

The tax effects of the temporary differences in income and expense items that give rise to deferred taxes at December 31 are as follows:

	2006	2005
Deferred tax assets:
Allowance for loan losses	45,278	$51,855
Contribution carryforward	25,449	28,134
Other	4,907	--
	----------------------	----------------------
	75,634	79,989
Valuation allowance	(45,278)	(51,855)
	----------------------	----------------------
	30,356	28,134
Deferred tax liabilities:
Depreciation	(501)	(816)
	----------------------	----------------------
Net Deferred tax assets	$29,855	$27,318
	============	============

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 9.  Income Taxes (Continued)

The reason for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows:

	2006	2005
Statutory tax rate	27.8%	15.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	7.8	9.0
Valuation allowance	(4.4)	7.9
Other, net	2.8	2.4
	-----------------	-----------------
Effective tax rate	34.0%	34.3%
	==========	==========

Note 10.    Retirement Plans

                  Employees of the Company participate in ECCU's defined contribution plan that includes two components: a 401(k) plan and a profit sharing plan.

                  401(k)

Employees are eligible to participate in the 401(k) plan upon hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary. The plan has a matching program, the percent of which is annually determined by the Board of Directors. Contributions for the plan years ended December 31, 2006 and 2005 were $4,574 and $7,828, respectively.

                  Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 1,000 hours of service during the latest accrual period. The amount annually contributed on behalf of each qualified employee is determined by the Board of Directors, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company's annual contribution. Contributions for the plan years ended December 31, 2006 and 2005 were $11,985 and $8,450, respectively.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 11.    Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

                  Cash, Accrued Interest Receivable, Dividends Payable

                  The carrying amount is a reasonable estimate of fair value.

                  Loans

Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                  Notes Payable

The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

                  Off-Balance Sheet Instruments

The fair value for the Company's loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Ministry Partners Investment Corporation

Notes to Financial Statements

Years Ended December 31, 2006 and 2005

Note 11.    Fair Value of Financial Instruments (Continued)

                        The fair value of the Company's financial instruments at December 31, are as follows:

                                                                                                  2006                                        2005

                                                                                   Carrying              Fair              Carrying              Fair

                                                                                    Amount             Value             Amount             Value

                        Financial assets:

                            Cash                                           $ 7,632,759      $ 7,632,759    $ 3,045,276      $ 3,045,276

                            Loans                                          59,713,567       57,831,236      45,931,178      46,574,000

                     Accrued interest receivable         275,106            275,106           163,506           163,506

                        Financial liabilities:

                            Notes payable                           54,330,889      54,171,110       46,917,963      47,008,000

                            Dividends payable                          97,997             97,997                4,840               4,840

                        Unrecognized financial

                            Instruments:

                        Commitment to extend credit                45,484             45,484           45,484           45,484

EXHIBIT A

ALPHA CLASS NOTES

LOAN AND TRUST AGREEMENT

                THIS LOAN AND TRUST AGREEMENT is dated as of                  , 2005 between Ministry Partners Investment Corporation, a California corporation (the "Company";), the Holders of the Company's Alpha Class Notes, as defined below, and King Trust Co., NA, the "Trustee", pursuant to the terms hereof.

                WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of its Alpha Class Notes, the "Notes", to investors; and

                WHEREAS, the Company desires to enter into this Loan and Trust Agreement, the "Agreement", with the Trustee and the holders of the Alpha Class Notes, the "Holders", who as a condition to their purchase of the Notes will be required to execute a counterpart signature page to the Agreement;

                NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company, the Trustee and the Holders mutually agree as follows:

ARTICLE I

DEFINITIONS

                Section 1.01. Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

                "Adjusted Net Worth" means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity's most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of the ECCU credit line, whether or not then funded, and any loan ECCU or any other lender is contractually obligated to loan to the Company, but only to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Alpha Class Notes. For purposes of computing Adjusted Net Worth, except with respect to the ECCU credit line and any other loans included in Adjusted Net Worth as provided in the foregoing, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party under GAAP.

                "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," "controlling" and "controlled," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                "Agreement" means this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof. The Agreement is not qualified under or subject to the Trust Indenture Act of 1939, as amended.

                "Alpha Class Notes" means the up to $200 million in aggregate principal amount of the Alpha Class Notes which the Company issues to the Holders on or after the Effective Date under this Agreement. The Alpha Class Notes may be issued in one or more series or subseries ("categories") classes as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Class A, Class B and/or Class C as defined in this Agreement.

                "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

                "Capital Stock" means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Series A Preferred Stock.

                "Category" means the Category of Alpha Class Notes offered in each respective Series as designated in that Series.

                "Cash Flow" means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the subordinated ECCU Credit line and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of the ECCU Credit Line (and any other financing subordinated to the Notes) available to the Company on the date the determination of Cash Flow is made.

                "Default" means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

                "ECCU" means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

                "ECCU Credit Line" means that certain loan agreement and note in the amount of $5,000,000 dated April 20, 2004, as it may from time to time be amended, as subordinated by that certain Subordination Agreement dated of even date herewith, as it may from time to time be amended.

                "Effective Date" means April 20, 2005.

                "Events of Default" means those Events of Default defined under "Events of Default" herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                "Fixed Charges" means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated to in right of payment amounts due and payable to the Alpha Class Notes.

                "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than the Company's credit line with ECCU) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                "Holder" means the Person or Persons in whose name a Alpha Class Note is registered on the books and records of the Company as a holder of Alpha Class Notes.

                "Indebtedness" means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

                "Majority in Interest" means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

                "Maturity Date" means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Alpha Class Note. The Maturity Date of a Alpha Class Note may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months, other than the Series C Notes shall have a Maturity Date of seventy-two (72) months from the date of issuance.

                "1933 Act" means the Securities Act of 1933, as amended.

                "1934 Act" means the Securities and Exchange Act of 1934.

                "1939 Act" means the Trust Indenture Act of 1939, as amended.

                "Net Income" means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

                "Net Tangible Assets" means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party to the extent GAAP would require any different treatment.

                "Notes" means the Alpha Class Notes.

                "Other Indebtedness" means any Indebtedness of the Company outstanding, except any balance owing on the Previous Alpha Class Notes or the Alpha Class Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

                "Outstanding Notes" when used with respect to Alpha Class Notes means, as of the date of determination, all Alpha Class Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

                "Person" means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "Previous Alpha Class Notes" means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001.

                "Prospectus" means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

                "Rate Schedule" means the schedule of interest rates payable on the Alpha Class Notes as issued by the Company in the following categories.

                "Series A Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit A hereto, issued in the following Categories.

                  "Category A1" Notes which require an initial investment of at least $1,000 but less than $5,000;

                  "Category A5" Notes which require an initial investment of at least $5,000 but less than $10,000.

                  "Category A10" Notes which require an initial investment of at least $10,000 but less than $25,000.

                  "Category A25" Notes which require an initial investment of at least $25,000 but less than $50,000.

                  "Category A50" Notes which require an initial investment of at least $50,000 but less than $100,000.

                  "Category A100" Notes which require an initial investment of at least $100,000.

                Each Series A Note shall pay a rate of interest designated for its respective category in the Rate Schedule effective on the date the Series A Note is issued. The Series A Notes shall have a term ("maturity") of not less than six (6) months nor more than sixty (60) months.

                "Series B Note" means any Note, in the form determined by the Company and deposited as part of Exhibit B hereto, in the initial principal amount of at least $250, requires the Holder to make additional advances to the principal thereof of at least $50 per month, and pays an interest rate initially set by the Company on issuance and which changes to that of the corresponding Series A Note, as defined, as the unpaid principal balance increases. The "corresponding Series A Note" is the largest Category of Series A Note with, at the time the determination is made, requires a minimum initial investment equal to or less than the unpaid principal balance of the Note and has the longest maturity which equals or is less than the length of time the Note has been outstanding.

                "Series C Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit C hereto, issued in the following Categories:

                  "Category C10 Notes" which require an initial investment of at least $10,000, but less than $25,000.

                  "Category C25 Notes" which require an initial investment of at least $25,000, but less than $50,000.

"Category C50 Notes" which require an initial investment of at least $50,000, but less than $100,000.

                "Category C100 Notes" which require an initial investment of at least $100,000.

                Each Category C Note shall pay a rate of interest at the variable rate designated by the Company for the Category C Notes on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

                "Subsidiary" means any corporation, limited liability company or partnership over which the Company may exercise majority control.

                "Tangible Adjusted Net Worth" means the Adjusted Net Worth of the Company less the Company's intangible assets, if any.

                "Trustee" means King Trust Co., N.A. or a successor Trustee approved pursuant to the applicable provisions of this Agreement.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

                Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (x) in capital stock of the Company or the capital stock of the subsidiary or (y) to the Company or any subsidiary; (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Alpha Class Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

                                (a)           no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                                (b)           such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

                                                (i)            50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company's most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

                                                (ii)           100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company by ECCU under the ECCU Credit Line;  plus

                                                (iii)          100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

                                (c)           The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

                                                (i)            the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

                                                (ii)           the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Previous Alpha Class Notes; or

                                                (iii)          (x) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (y) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (z) the making of any investment in the Company or any subsidiary of the Company in each case of (x), (y) and (z) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

                Section 2.02. Limitation or Outstanding Alpha Class Notes.  The Company shall not issue any Alpha Class Note if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100,000,000.

                Section 2.03. Limitation on Incurrence of Indebtedness. While any Alpha Class Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, "incur") any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that: (i) is evidenced by the Alpha Class Notes; (ii) was existing on the last day of the calendar quarter last ending before the Effective Date as such other Indebtedness, including the Previous Alpha Class Notes, may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and gestation or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by the Company in the ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of ten million dollars ($10,000,000) outstanding immediately after the Indebtedness is incurred.

                Section 2.04. Merger, Consolidation or Sale of Assets. While any Alpha Class Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company's mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless (i) the Company is the surviving corporation of such consolidation or merger; and (ii) immediately after such transaction no Default or Event of Default exists.

                Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Alpha Class Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company's Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the "Minimum Tangible Adjusted Net Worth"), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

                Section 2.06. Payment of Trustee's Compensation and Expenses. The Company shall pay the Trustee's compensation and expenses provided for in Section 3.07, and the Trustee shall look only to the Company for such payment except as the Noteholders may from time to time otherwise agree.

                Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

                Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

                Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Alpha Class Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company's possession.

ARTICLE III

TRUSTEE

                Section 3.01. Appointment of Trustee, and Commencement of Trust. King Trust Co., N.A. is hereby appointed, and hereby accepts such appointment, to serve as Trustee under this Agreement.

                Section 3.02. Trustee Eligibility. The Trustee may not be an Affiliate of the Company. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the 1939 Act. The Trustee shall always have a combined capital and surplus required by the 1939 Act. The Trustee is subject to Section 310(b) of the 1939 Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the 1939 Act.

                Section 3.03. Rights and Responsibilities of the Trustee. The Trustee shall, in the exercise of the rights and powers vested in it by this Agreement, use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct.

                In exercising its rights and powers under this Agreement, the Trustee may rely on the following:

                                (a)           The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Interest relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                                (b)           No provision of this Agreement shall require the Trustee to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

                                (c)           The Trustee may consult with counsel, accountants and other experts and the advice or opinion of such counsel, accountants and other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon and the Trustee shall have the right at any time to seek instructions from a court of competent jurisdiction;

                                (d)           The Trustee shall be presumed to have acted without negligence if it acted, or omitted to act, in good faith and in reliance upon an opinion of counsel obtained by it;

                                (e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                                (f)            The Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with the care required in this Section 3.03; and

                                (g)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                                (h)           Anything to the contrary contained herein notwithstanding, the Trustee shall have no duty to take any action whatsoever if it believes in good faith that the taking of such action may expose the Trustee to personal liability.

                Section 3.04. Duties of the Trustee. In the event of a Default, the Trustee shall be subject to the following:

                                (a)           If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default within thirty (30) days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders;

                                (b)           During the continuance of an Event of Default:

                                                (i)            The Trustee need perform only those duties that are specifically set forth in this Agreement and no others,

                                                (ii)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement;

                                (c)           If an Event of Default occurs and is continuing the Trustee shall, subject to Section 3.02, take such action as it may be directed to take by a Majority in Interest of the Holders as provided in this Agreement.

                Section 3.05. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Agreement or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes.

                Section 3.06. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

                                (a)           To pay the compensation set forth in Exhibit D hereto;

                                (b)           To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee's gross negligence or bad faith;

                                (c)           To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                Section 3.07. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Agreement, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

                Section 3.08. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

                Section 3.09. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

                Section 3.10. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

                Section 3.11. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

                                (a)           An Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                (b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                Section 3.12. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                                (a)           a statement that the person making such certificate or opinion has read such covenant or condition;

                                (b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                (c)           a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                (d)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                Section 3.13. Trustee May Hold Alpha Class Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

ARTICLE IV

DEFAULT AND REMEDIES

                Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

                                (a)           default for thirty (30) days in the payment when due of interest or penalty on any Note;

                                (b)           default for thirty (30) days in the payment when due of principal of any Note;

                                (c)           if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it; or

                                (d)           if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

                                                (i)            is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a "Payment Default") or

                                                (ii)           results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

                            (e)               the Company fails to comply with any of its other agreements in the Notes or this Agreement and the Default continues for the period and after the notice;

                              (f)              the Company pursuant to or within the meaning of any Bankruptcy Law:

                                                (i)            commences a voluntary case,

                                                (ii)           consents to the entry of an order for relief against it in an involuntary case,

                                                (iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                                                (iv)          makes a general assignment for the benefit of its creditors; or

                                (g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                                (i)            is for relief against the Company in an involuntary case,

                                                (ii)           appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)          orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

                Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

                Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Agreement or the Notes only if:

                                (a)           the Holder gives to the Trustee notice of a continuing Event of Default;

                                (b)           the Holders of at least 25% in principal amount of the Notes make a request to the Trustee to pursue the remedy;

                                (c)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                                (d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                                (e)           during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

                A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                                (a)           To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                                (b)           To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Agreement.

                Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

                Section 4.8. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

                                (a)           First: To the payment of all unpaid amounts due to the Trustee hereunder;

                                (b)           Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

                                (c)           Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 1/2%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Alpha Class Notes until the date it actually is mailed, deposited or credited.

                Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Agreement, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Agreement, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

                Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Agreement, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

                Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS AGREEMENT, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Agreement or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

                                (a)           Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                                (b)           The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                (c)           Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

                                (d)           The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                (e)           No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

                It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Agreement to affect, disturb or prejudice the rights created under this Agreement or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Agreement.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE

TRUSTEE AND THE COMPANY

                Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the "reporting date"), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

                Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

REMOVAL, RESIGNATION OF TRUSTEE,

APPOINTMENT OF SUCCESSOR TRUSTEE

                Section 7.01. Termination of Trust and Removal of Trustee, Appointment of Successor. The Trustee may resign, be removed, and a replacement or successor Trustee may be approved only in accordance with the following.

                                (a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee as provided herein.

                                (b)           The Trustee may resign as Trustee hereunder at any time by giving written notice thereof to the Company and the Holders. Upon delivery of an instrument of acceptance by a successor Trustee duly appointed by a Majority in Interest of the Holders the resignation will become effective.

                                (c)           The Trustee may be removed as Trustee hereunder at any time by written notice approved by a Majority in Interest of the Holders, delivered to the Trustee and to the Company, and upon delivery of an instrument of acceptance by a successor Trustee duly appointed by a Majority in Interest of the Holders the removal will become effective.

                                (d)           If at any time:

                                                (i)            The Trustee shall cease to be eligible as Trustee and shall fail to resign after written request therefor by the Company or by any Holder, or

                                                (ii)           The Trustee shall be adjudged incompetent, bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then in any such case, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Section 7.02. Company's Removal. The Company may remove the Trustee if:

                              (a)              the Trustee fails to comply with Section 3.02;

                              (b)             the Trustee is adjudged a bankrupt or an insolvent;

                              (c)              a receiver or public officer takes charge of the Trustee or its property;

                              (d)             the Trustee becomes incapable of acting;

(e)              the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a Majority in Interest may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 3.02, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Section 7.03. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee under this Agreement. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Article III.

ARTICLE VIII

THE NOTES

                Section 8.01. Form and Dating. The Notes shall be substantially in the form of Exhibit A, which is part of this Agreement.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

                Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

                                (a)           A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

                                (b)           Two Officers shall sign the Notes for the Company by manual or facsimile signature.

                                (c)           If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and/or an office or agency where Notes may be presented for payment ("Paying Agent"). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Agreement.

                Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

                Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

                Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange.

                Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company's requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 10.01, they cease to be outstanding and interest on them ceases to accrue.

                Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

                Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

                Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

                Section 9.01. Supplement Agreement Without Consent of Holders. Without the consent of the Holders, the Company, when authorized by a board resolution, and the Trustee may from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                                (a)           To add to the conditions, limitations and restrictions on the authorized amount or purposes of issue, authentication and delivery of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; provided that any such modification does not adversely affect the rights and interests of the Holders.

                                (b)           To evidence the succession of another corporation or entity to the Company and the assumption by any such successor of the covenants of the Company contained herein; or

                                (c)           To add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                                (d)           To cure any ambiguity, to amend any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, provided such action shall not adversely affect the rights and interests of the Holders.

                                (e)           In the event the Company desires to issue the Notes in a series not then defined in this Agreement, the Company shall immediately notify the Trustee of the term and conditions of such series and/or class of Notes, and they shall promptly amend this Section 9.01 to include a definition of such series or class.

                Section 9.02. Supplemental Agreements with Consent of Holders. Any Amendment (supplemental Agreement) to this Agreement shall comply with the following.

                                (a)           With the consent of the Holders of a Majority in Interest affected by such agreement or supplemental agreement, by Act of such Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes under this Agreement. Such agreement or supplemental agreement may, with the consent of a Majority in Interest of the Holders of each Outstanding Class of Notes affected thereby, effect a compromise or settlement affecting the term, interest rate and other terms of all the Outstanding Notes; provided that any such compromise or settlement must be ratable and proportionate in effect on all Outstanding Note Holders based on the aggregate amount of principal and interest and penalty payments due them under the terms of their respective Notes as of the date of settlement.

                                (b)           The Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental agreement and any such determination shall be conclusive upon the Holders of all Outstanding Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

                                (c)           It shall not be necessary for any Act of Holders under this section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                Section 9.03. Effect of Supplemental Agreements. Upon the execution of any supplemental agreements under this Article, this Agreement shall be modified in accordance therewith and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of the Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

SATISFACTION OF NOTES

                Section 10.01. Payment of Notes, Satisfaction and Discharge of Agreement. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Agreement and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Agreement.

ARTICLE XI

PROVISIONS OF GENERAL APPLICATION

                Section 11.01. Acts of Holders.

                                (a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments.

                                (b)           The ownership of the Notes shall be conclusively proven by the books and records of the Company.

                                (c)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                Section 11.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, given, delivered or filed with:

                                (a)           The Trustee by any Holder or by the Company given in writing to the Trustee at King Trust Co., N.A., 8050 Spring Arbor Road, P.O. Box 580, Spring Arbor, Michigan, 49283.

                                (b)           The Company by the Trustee or by any Holder given in writing to Ministry Partners Investment Corporation at 955 West Imperial Highway, Brea, California 92821, Attention: the President, or at any other address previously furnished in writing to the Trustee by the Company.

                                (c)           The Holders by the Company or the Trustee given in writing to each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

                                (d)           Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

                                (e)           Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other's address stated in this  Section 11.02 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                Section 11.03. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

                Section 11.04. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Agreement.

                Section 11.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                Section 11.06. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 11.07. Benefits of Agreement. Nothing in this Agreement or in the Alpha Class Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                Section 11.08. Governing Law. This Agreement and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

                Section 11.09. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Alpha Class Note and for all other purposes whatsoever, whether or not such Note is overdue.

                Section 11.10. Trust Indenture Act Controls. If any provision of this Agreement limits, qualifies, or conflicts with another provision which is required to be included in this Agreement by the 1939 Act, the required provision shall control.

                Section 11.11. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(c) of the 1939 Act.

                Section 11.12. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart. The Holders have consented hereto and are bound hereto by executing an agreement to be bound hereby contained in the subscription document related to the offering of the Alpha Class Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,

a California corporation

 By:          _______________________________

THE TRUSTEE

 KING TRUST CO., N.A.

By:          _______________________________

_______________________________

Print Name

THE HOLDERS

Adopted by execution of each individual counter signature page

SUPPLEMENTAL AGREEMENT WITHOUT CONSENT OF HOLDERS

TO LOAN AND TRUST AGREEMENT

            This Supplemental Agreement Without Consent of Holders to the Loan and Trust Agreement dated ________________, 2005 (the "Loan Agreement") is made by the Company pursuant to Article IX, Section 9.01 of the Loan Agreement by and between Ministry Partners Investment Corporation (the "Company"), the holders of the Company's Alpha Class Notes (the "Holders"), and King Trust Co., N.A. (the "Trustee").

            WHEREAS, the Company desires to create and issue Series AA Notes and Series CC Notes under the Loan Agreement under its right to do so by amendment pursuant to Article IX, Section 9.01 thereof; and

            WHEREAS, the Company wishes to amend the Loan Agreement in order to do so;

            NOW, THEREFORE, the Company and the Trustee agree as follows:

            1.         Article I of the Loan Agreement is hereby amended to include the following definition of the Series AA Notes:

                "Series AA Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit AA hereto, issued in the following Categories.

            "Category AA1" Notes which require an initial investment of at least $1,000 but less than $5,000;

            "Category AA5" Notes which require an initial investment of at least $5,000 but less than $10,000.

            "Category AA10" Notes which require an initial investment of at least $10,000 but less than $25,000.

            "Category AA25" Notes which require an initial investment of at least $25,000 but less than $50,000.

            "Category AA50" Notes which require an initial investment of at least $50,000 but less than $100,000.

            "Category AA100" Notes which require an initial investment of at least $100,000.

            2.         Article I of the Loan Agreement is hereby amended to include the following definition of the Series CC Notes:

"Series CC Note" means any of the Notes, in the form determined by the Company and deposited as part of Exhibit CC hereto, issued in the following Categories:

            "Category CC10 Notes" which require an initial investment of at least $10,000, but less than $25,000.

            "Category CC25 Notes" which require an initial investment of at least $25,000, but less than $50,000.

            "Category CC50 Notes" which require an initial investment of at least $50,000, but less than $100,000.

            "Category CC100 Notes" which require an initial investment of at least $100,000.

            Each Series CC Note shall pay a rate of interest at the variable rate designated by the Company for the Series CC Note on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

            3.         The last sentence of the definition of "Alpha Class Notes" in Article I of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

The Alpha Class Notes may be issued in one or more series or subseries ("categories") as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Series A, Series AA, Series B, Series C and Series CC as defined in this Agreement.

            4.         The Loan Agreement shall be amended by adding thereto as Exhibit AA the form of the Series AA Note attached hereto.

            5.         The Loan Agreement shall be amended by adding thereto as Exhibit CC the form of the Series CC Note attached hereto.

            6.         The definition of "Rate Schedule" in Article I of the Loan Agreement is hereby amended and restated to read as follows:

"Rate Schedule" means the schedule of interest rates payable on the Alpha Class Notes as issued by the Company for the respective Series and Categories of the Alpha Class Notes.

            7.         The Company and the Trustee agree that by the Trustee's execution of this Supplemental Agreement in the space provided below, this Supplemental Agreement shall constitute notice to the Trustee of the terms and conditions of the Series AA and the Series CC Notes, as required by Article IX, Section 9.01(e).

            8.         The Trustee by its execution below states that it has determined, in its discretion, that the Company's outstanding Series A, Series B and Series C Notes will not be affected by this Supplemental Agreement, and such determination shall be conclusive upon the holders of all outstanding Notes as set forth in Article IX, Section 9.02(b) of the Loan Agreement.

            IN WITNESS WHEREOF, this Supplemental Agreement is executed on and as of ____________, 2007.

 Ministry Partners Investment Corporation

By:

King Trust Co., N.A.

By:

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATIONTM

ALPHA CLASS NOTE

SERIES AA

HOLDER:	INITIAL INTEREST RATE:___%; YIELD:___%
Name:_____________________________	ISSUANCE DATE:__________________________
Name 2: __________________________________	PAYMENT DATE:_________ day of____________
Address:____________________________	MATURITY DATE:_____________, 20_________
PRINCIPAL AMOUNT: $____________________	CATEGORY:_______________________________
INTEREST REINVESTMENT ELECTED:________________________	TERM:____________________________________
[See Section 5 Below]	NOTE NO.:________________________________

THIS SERIES AA ALPHA CLASS NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN AGREEMENT, as defined below, which authorizes the issuance of up to $200,000,000 of Alpha Class Notes.

1.       Principal and Interest. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder as set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount (the "Principal"), together with interest from the date hereof on the unpaid Principal balance until paid at the Interest Rate per annum. Interest accruing hereunder shall be calculated on the basis of a 365‑day year for actual days elapsed.

2.       Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.       Loan and Trust Agreement. As a condition to the issuance of this Note, Holder agrees to adopt and to be bound by the terms and conditions of the Loan and Trust Agreement dated ____________, 2005, as amended by Supplemental Agreement dated _____________, 2007 (the "Loan Agreement"), the terms and conditions of which are incorporated herein by reference.

4.       Events of Default. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than a Majority in Principal Amount of the Outstanding Notes may direct the Trustee to act for all the Holders as provided in the Loan Agreement. Under the Loan Agreement, the Trustee, at the direction of the Majority Vote of the Holders, may declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an Event of Default arising from events of bankruptcy or insolvency with respect to Maker, all Outstanding Notes will become due and payable without further action or notice. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Loan Agreement.

5.       Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

B-1

6.       Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, and by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in principal amount equal to the unpaid principal amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

7.       Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months interest on principal amount of the Note prepaid.

8.       Amendment, Supplement and Waiver. Pursuant to the Loan Agreement, the Notes may be amended or supplemented by a Majority Vote of the Holders and any Default, Event of Default, compliance or noncompliance with any provision of the Notes may be waived by a Majority Vote of the Holders, provided that any such amendment or supplement affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all Holders of the then outstanding Notes based on the aggregate amount of principal and interest and penalty payments due them.

9.       Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owning hereunder.

10.     Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.     California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATIONTM

By:

B-2

EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT CORPORATIONTM

ALPHA CLASS NOTE

SERIES CC

HOLDER:	VARIABLE INTEREST RATE: ____% + Index
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY:_________________________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS SERIES CC ALPHA CLASS NOTE IS SUBJECT TO THE PROVISIONS OF THE LOAN

AGREEMENT, as defined below, which authorizes the issuance of up to $200,000,000 of Alpha Class Notes.

1.       Principal. For value received, MINISTRY PARTNERS INVESTMENT CORPORATION, a California corporation ("Maker"), hereby promises to pay to the order of the registered holder of this Note ("Holder"), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Initial Principal Amount plus all additional advances by Holder to be added to the Initial Principal Amount, which shall include the Installment Investments which shall be made commencing on the Payment Date of the month next following the month in which the issuance Date occurs and continuing on the same day of each month following thereafter through the month in which the Maturity Date occurs.

2.       Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.       Holder's Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

4.       Loan and Trust Agreement. As a condition to the issuance of this Note, Holder agrees to adopt and to be bound by the terms and conditions of the Loan and Trust Agreement dated ____________, 2005, as amended by Supplemental Agreement dated ____________, 2007 (the "Loan Agreement"), the terms and conditions of which are incorporated herein by reference.

5.       Events of Default. This Note shall be subject to each of the Events of Default and remedies set forth in the Loan Agreement. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than a Majority in Principal Amount of the Outstanding Notes may direct the Trustee to act for all the Holders as provided in the Loan Agreement. Under the Loan Agreement, the Trustee, at the direction of the Majority Vote of the Holders, may declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an Event of Default arising from events of bankruptcy or insolvency with respect to Maker, all Outstanding Notes will become due and payable without further action or notice. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Loan Agreement.

6.       Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the "Interest Reinvestment Election"), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.       Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, and by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in principal amount equal to the unpaid principal amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker's right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

C-1

8.       Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker's sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months interest on principal amount of the Note prepaid.

9.       Amendment, Supplement and Waiver. Pursuant to the Loan Agreement, the Notes may be amended or supplemented by a Majority Vote of the Holders and any Default, Event of Default, compliance or noncompliance with any provision of the Notes may be waived by a Majority Vote of the Holders, provided that any such amendment or supplement affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all Holders of the then outstanding Notes based on the aggregate amount of principal and interest and penalty payments due them.

10.     Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owning hereunder.

11.     Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.     California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law; and such parties further agree that in the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT CORPORATIONTM

By:

 C-2

MINISTRY PARTNERS INVESTMENT CORPORATION

CLASS ALPHA NOTES

PURCHASE APPLICATION

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION

PO Box 1299

Brea, CA 92822-1299

PURCHASER INFORMATION

[  ]                   Individual

First Name      Middle Initial                          Last Name                        Date of Birth          Social Security Number

[  ]                   Joint Tenant

First Name      Middle Initial                          Last Name                               Date of Birth            Social Security Number

[  ]                   Gift/Transfer to Minor

Custodian's Name (one only)                                                                                                                                                                                                        Minor's Social Security Number

[  ]                   Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                          Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                           Name of Trust  Tax Identification Number

MAILING ADDRESS                                         Email address: __________________________________________

Street Address                                                 Apt./Suite Number                                                                   City                                                                  State                                    Zip Code

(             )                                                          (             )                                                      [      ] U.S.     [     ] Other

Business Telephone                                        Home Telephone                                                                              Citizenship                                                                          Indicate Country

NOTE(S) PURCHASED     Please indicate in the space provided, the dollar amount invested in the Series of Note stated.

Amount Purchased                                        Categories                                  Maturity (Term)                                                                     Interest Rate

$_____________                              Category AA1 Note                                                                                mos.                                                                %

$_____________                              Category AA5 Note                                                                                mos.                                                                %

$_____________                              Category AA10 Note                                                                              mos.                                                                %

$_____________                              Category AA25 Note                                                                              mos.                                                                %

$_____________                              Category AA50 Note                                                                              mos.                                                                %

$_____________                              Category AA100 Note                                                                            mos.                                                                %

$_____________                              Category CC10 Note                                                                                                                                                        %

$_____________                              Category CC25, CC50, CC100 Note                                                                                                                               %

$_____________                    Total Amount Purchased      Make check payable to "Ministry Partners Investment Corporation."

PAYMENT OPTIONS

[  ]                   Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[  ]                   I elect to receive all payments of interest on my Note:  ___Monthly;  ___Quarterly; ___Semi-annually;   ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

SIGNATURES

PA-CONSUMER-1

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Loan and Standby Trust Agreement.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign.  Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I  have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.   Securities products offered by Ministry Partners Investment Corporation are not deposits of, obligations of, or guaranteed by Evangelical Christian Credit Union.  They are not insured or guaranteed by the NCUSIF or any other government agency or private insurer.  These products involve investment risk, including possible loss of principal.  Ministry Partners Investment Corporation is a wholly owned subsidiary of the Credit Union.

Signature                                                                                Print Name                                                                                                                                                                        Date

Signature                                                                               Print Name                                                                                                                                                                         Date

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)            Print Name                                                                                                                                                       Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)  Print Name                                                                                                                                              Date

PA-CONSUMER-2

MINISTRY PARTNERS INVESTMENT CORPORATION

CLASS ALPHA NOTES

CORPORATION - PURCHASE APPLICATION

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT CORPORATION

PO Box 1299

Brea, CA 92822-1299

As required by the USA  PATRIOT Act, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  What this means for you:  When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you.   We thank you for your understanding and cooperation.

PURCHASER INFORMATION

[  ]                   Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization                                          Tax Identification Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust                           Name of Trust  Tax Identification Number

Documents required for verification.     Circle one and include a copy with application:

                Articles of Incorporation

                Signature pages of Trust

                Partnership Agreement

                Charter

                Other:

MAILING ADDRESS                            Email address: __________________________________________

Street Address                                                 Apt./Suite Number                                                                 City                                                                  State                                     Zip Code

If PO Box is mailing address, include a physical location address:

(             )                                                  (             )                                              [      ] U.S.     [     ] Other

Business Telephone                                        Home Telephone                                                                              Citizenship                          Indicate Country

NOTE(S) PURCHASED     Please indicate in the space provided, the dollar amount invested in the Series of Note stated.

Amount Purchased                                        Categories                                  Maturity (Term)                                                                     Interest Rate

$________________              Category AA1 Note                                                                                          mos.                                                                %

$________________              Category AA5 Note                                                                                          mos.                                                                %

$________________              Category AA10 Note                                                                                        mos.                                                                %

$________________              Category AA25 Note                                                                                        mos.                                                                %

$________________              Category AA50 Note                                                                                        mos.                                                                %

$________________              Category AA100 Note                                                                                      mos.                                                                %

$________________              Category CC10 Note                                                                                                                                                                 %

$________________              Category CC25, CC50, CC100 Note                                                                                                                                         %

$________________              Total Amount Purchased   Make check payable to "Ministry Partners Investment Corporation."

PAYMENT OPTIONS

[  ]                   Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[  ]                   I elect to receive all payments of interest on my Note:  ___Monthly;  ___Quarterly; ___Semi-annually;   ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Loan and Standby Trust Agreement.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign.  Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I  have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.   Securities products offered by Ministry Partners Investment Corporation are not deposits of, obligations of, or guaranteed by Evangelical Christian Credit Union.  They are not insured or guaranteed by the NCUSIF or any other government agency or private insurer.  These products involve investment risk, including possible loss of principal.  Ministry Partners Investment Corporation is a wholly owned subsidiary of the Credit Union.

PA-CORPORATE-1

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)            Print Name                                                                                                                                                    Date

             Social Security Number:

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)  Print Name                                                                                                                                          Date

            Social Security Number :

Signature -                                                        Print Name                                                                                                              Date

              Social Security Number:

 PA-CORPORATE-2

EXHIBIT E

FREQUENTLY ASKED QUESTIONS REGARDING THE OFFERING

Q:  Who are we?

A: We are Ministry Partners Investment Corporation.  We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations.  Our loans are secured by churches and church and ministry related properties.

Q:  Who are your shareholders?

A: Our common stock is owned only by state or federal chartered credit unions. None of our shareholders owns a majority of our common stock.

Q:  How do you use my investment in the Notes?

A: We use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These loans finance acquisition, development and/or maintenance of churches or ministry related properties.  We provide the needed funding to see church projects to completion, whether it's a new worship center, ministry headquarters or additional classrooms.

Q:  How would my investment in a Series AA Note work?

A: Suppose you purchase a Series AA, Category AA-25 Note with a 24-month maturity at a time the Index for 24-month obligations was 2.41% and our Stated Spread is 0.90%. Then the interest rate payable on your Series AA Note would be the stated Index plus the stated spread, or 3.31%.

Q:  What is the Index?

A: The Index is simply the yield reported by the U.S. Government for U.S. Treasury obligations having the closest maturity date to the maturity date of the Note you are purchasing at the time you purchase the Note.

Q:  What is the "Stated Spread"?

A: The "Stated Spread" is the amount or "spread" between the Index and the interest rate we agree to pay you on the Note you purchase. We determine in our sole discretion the amount of the Stated Spread.

Q:  How would my investment in a Series CC Note work?

A: If you purchase a Series CC Note for $78,000, you will receive a Series CC, Category CC-50 Note which will bear interest at a variable rate equal to 0.55% + the Index for 72-month obligations. The interest rate on your Series CC Note will be adjusted each time the 3-month Index is adjusted. Your Series CC Note will have a maturity of 72 months. However, we will repay all or part of your Series CC Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:  Can I cash in my Note before it is due?

A: You cannot require us to pay a Series AA Note before it is due. You can request early payment of a portion or all of a Series CC Note. You can request that we voluntarily prepay all or a portion of a Series AA Note before it is due.

Q:  What if I have an emergency and I need to cash in my Note?

A: If you have a Series AA Note, you do not have the right to require us to prepay the Note. However, you may at any time request that we voluntarily prepay your Note in whole or in part. Our current policy is to grant any reasonable request subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct an administrative charge of an amount equal to 3 month's interest.

Q:  Do you have the right to prepay my Note?

A: Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

Q:  What is your obligation to pay my Note?

A: Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our shareholders, or any other person.

Q:  Do any of the Notes have priority as to payment over any other Series or Category?

A: No.  All of the Alpha Class Notes have equal right to payment of principal and interest.  We sometimes refer to this equal priority as a Note being in "pari passu" with the other Alpha Class Notes.

Q:  Do I have to abide by the terms of the Loan Agreement?

A: Yes, as a condition to your purchase of your Note, you must agree to become a party to the Loan Agreement and abide by its terms and conditions.

Q:  Why is there a Loan Agreement?

A: We require you execute the Loan Agreement in order to:

               *    establish the common terms and conditions for the Notes and a means by which the Noteholders can act in an organized manner;

            *    provide for the appointment of an independent Trustee and allow us to deal with a single representative of the Holders with respect to matters addressed in the Loan Agreement, including in the event of our default; and

            *    authorize the Trustee to monitor our compliance with the Loan Agreement, to give timely notices to the Noteholders, and to act for the Noteholders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Loan and Trust Agreement. This Loan Agreement constitutes an "indenture" under the Trust and Indenture Act of 1939. An indenture is a contract between us, you as Noteholders and the Trustee, who is appointed to serve under and pursuant to the Loan Agreement.

Q:  What is the Trust and Indenture Act of 1939?

A: The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. The Company has registered the Notes under the 1939 Act.

Q:  Who is the Trustee?

A: The Trustee is the King Trust Company, N.A., a federally chartered trust company with fiduciary powers in 50 states. King Trust Company offers comprehensive financial services, including asset management.

Q:  What does the Trustee do?

A: The Trustee has two main roles under the Loan Agreement:

            *    The Trustee performs certain administrative duties for us and you, such as sending you notices; and

            *    The trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:  Will the Trustee be responsible for collecting and paying to us any principal or interest due on the Notes?

A: No. The Loan Agreement provides that all payments of principal and interest will be made directly by us to the Noteholders. We must certify to the Trustee on a monthly basis that we are current on all payments then due on each Series and Category of Note outstanding and on an annual basis that we are not in default on any of our promises under the Loan Agreement. Thus, we will act as our own "Paying Agent." We have the right in the future to appoint an independent Paying Agent if we deem it necessary or appropriate.

Q:  What promises do you make to the Noteholders under the Loan Agreement?

A: Under the Loan Agreement, we promise, or "covenant," to do the following:

            *    Make timely interest and principal payments on the Notes;

            *    Maintain a minimum net worth;

            *    Not issue additional debt beyond specified limits;

            *    Not issue any Note which is prior in right to payment or "senior" to the Alpha Class Note;

            *    Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

Q:  When does the Trustee act on my behalf?

A: The Trustee will act only as expressly directed to act under the Loan Agreement or as directed by the Noteholders holding a majority in interest of the outstanding Notes requesting the action. In the event the action requested involves more than one series of outstanding Notes, the Holders of all of the series and categories of Notes affected will vote as a single class or group.

      It should be noted that this may act as a disadvantage to the Holders of one or more series or categories of Notes outstanding in certain events where their Series or Category may be particularly affected by a default, but where the Holders of all the Notes affected by the default do not deem it necessary to act. For instance, this might occur where one Series or Category of Notes is in default because of our failure to timely make payments. The other would also be in default under their right to accelerate payment, because of our default under the other Notes.

Q: Which Noteholders can direct the Trustee to Act?

A: The Noteholders holding a majority of the outstanding principal amount of the Notes affected by the action may direct the Trustee to act on their behalf. We refer to these Noteholders as having a "Majority in Interest" of the Notes.

Q:  Who pays the Trustee?

A: Under the Loan Agreement, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Loan Agreement.

Q:  If all of the Notes have equal right to payment, wouldn't a Note which is payable first have priority over Notes which are payable later?  That is, if there should be a default with respect to one Series or Category of Note, wouldn't the Holder's right on that Note to bring action for payment prejudice the right to payment of other Notes which aren't then in default?

A: Ordinarily, this could be true. However, the Loan Agreement provides that in the event we default in the payment of interest or principal on any Series or Category of Note, the Holders of at least 10% of the outstanding unpaid principal amount of each other Series or Category of Notes then outstanding also may declare us in default of the other Notes and require the Trustee to call the amount of principal and interest then outstanding on the Note immediately due and payable. This is commonly known as a "right to accelerate payment." Thus, in the event we are in default in the payment of principal or interest on any Series or Category of Note, the Holders of each other Series and Category of Note can declare their Notes then due and payable so that all outstanding Alpha Class Notes are on equal footing with respect to their claim against our assets for payment.

Q:  What is an Event of Default?

A: An Event of Default is an event defined in the Loan Agreement, which if not timely cured, allows you to take action against us for immediate and full payment of your Note. Events of Default include:

            *    Our failure to timely pay interest or principal on your Note;

            *    Our filing of Bankruptcy;

            *    Our breach of any of our covenants in the Loan Agreement.

Q:  What happens in the event of a default?

A: When the Trustee learns of an Event of Default, it must give written notice to the Holders of these Notes within 30 days thereafter. The Trustee then awaits direction from the Noteholders holding a Majority in Interest of the Series and Category of Notes affected by the default. The Holders of the affected category will vote as a single class.

Q:  How will we know if a default occurs?

A: Under the Loan Agreement, the Trustee will send notice to you of any Event of Default. The Trustee will generally become aware of the default under two circumstances:

            *    Upon notice from the Holders holding at least ten percent (10%) of the Outstanding Notes of any Series or Category; or

            *    By reason of our written notification to the Trustee, or a failure to notify the Trustee of our compliance.

The Loan Agreement requires us to notify the Trustee promptly after each payment of principal and interest on each Series and Category of Note. Also, on an annual basis, we are required to notify the Trustee of our compliance with each covenant. In the event we fail to notify the Trustee of our compliance or we notify the Trustee that we failed to comply, the Trustee would become aware of an Event of Default.

Q:  Does the Trustee have the right to waive any default on behalf of the Noteholders?

A: Yes, but only with the consent or approval of a majority in interest of each Series and Category of Note affected by the default.

Q:  Can you modify or amend the Loan Agreement without the consent of the Noteholders?

A: Yes, under certain circumstances. In general, we may amend or modify the Loan Agreement with the Trustee without the consent of the Holders of the Notes for the following reasons:

            *    To evidence the assumption by a Successor Trustee under the Loan Agreement;

            *    To add covenants or new events of default for the protection of the Holders;

            *    To cure any ambiguity or correct any inconsistency in the Loan Agreement;

            *    To establish the form and terms of the Notes issued under the Loan Agreement;

            *    To evidence the acceptance of the appointment by Successor Trustee;

            *    To evidence the assumption of a successor entity of our obligations under the Loan Agreement;

            *    To amend the Loan Agreement in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the Holders of any Series of the Outstanding Notes.

In all other cases, we and the Trustee must have the consent of the Holders of not less than a Majority in Interest of the Notes of each Series and Category then outstanding and affected by the amendment.  Thus, we may amend the Loan Agreement to modify in any manner the rights of the Holders of any Series or Category of the Notes only with the vote of a Majority in Interest of the Holders of those Notes.

Q:  What recourse do the Noteholders have in the event of a default?

A: In the event of a default, a Majority in Interest of the Noteholders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

Q:  What liability does the Trustee have to the Noteholders?

A: The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the Noteholders. However, the Trustee disclaims any responsibility with respect to the form of a Note or the enforceability of the Notes or the Loan Agreement.

Q:  What reports are you required to provide the Trustee?

A: The Loan Agreement requires us to provide the Trustee the following reports.

            *    No later than 5 business days following the end of each month, we must provide the Trustee a list of the names and addresses of the current owners of record of the Notes.

            *    Within 90 days of the end of each fiscal year, we are required to provide the Trustee with a certified statement that as of the end of the fiscal year we have fulfilled all of our obligations under the Loan Agreement with respect to each Series and Category of Notes.

            *    We are required to provide the Trustee with a copy of each report we send to the Noteholders.

            *    We are required to file with the Trustee at the time we file the report with the SEC, a copy of each current quarterly and annual report we file with the SEC pursuant to our obligations under the 1934 Act.

Q:  Who is the registrar for the Notes?

A: We act as our own registrar with respect to the issuance of the Note. Thus, we are responsible for issuing and authenticating the Notes and keeping records of the amount of each Note outstanding and the names and addresses of the Holders. We reserve the right in the future, in our discretion, to appoint an independent registrar to conduct all or any of these functions.

Q:  Can you enter into a reorganization, such as a merger or consolidation, or sell all of your assets without the consent of the Noteholders?

A: Yes. Under the Loan Agreement we may, without the consent of the Holders of any outstanding Series or Category of Notes, consolidate with or merge into, or convey, transfer or lease all or substantially all of our assets to, any other entity organized and validly existing under the laws of any domestic jurisdiction, provided that after giving effect to the transaction no Event of Default will have occurred and be continuing under the Loan Agreement.

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

MINISTRY PARTNERS INVESTMENT CORPORATION $75,000,000 ALPHA CLASS NOTES PROSPECTUS March 15, 2007

[Outside Back Cover of Prospectus]